AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2007

REGISTRATION NO. __________

___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEMORAN FINANCIAL CORPORATION
(Name of small business issuer in its charter)

FLORIDA (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	20-3622467 (I.R.S. Employer Identification Number)

P.O. Box 180007 Casselberry, Florida 32718-0007 (407) 401-8295 (Address and telephone number of principal executive offices and principal place of business)

Lloyd J. Weber 237 Fernwood Boulevard, Suite 109 Fern Park, Florida 32730 (407) 401-8295 (Name, address and telephone number of agent for service)

Copy to:
Daniel D. Dinur, Esquire Dinur & Associates, P.C. One Lakeside Commons 990 Hammond Drive, Suite 760 Atlanta, Georgia 30328 (770) 395-3170 ddd@dinurlaw.com

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Shares of common stock, $0.01 par value	2,000,000	$10.00	$20,000,000	$2,140.00
Shares of common stock, $0.01 par value, issuable upon the exercise of Shareholder Warrants(2)	1,000,000(2)	$11.50(2)	$11,500,000	1,230.00
Shareholder Warrants to purchase shares of common stock, $0.01 par value	1,000,000	----	----	----
Shares of common stock, $0.01 par value, issuable upon the exercise of Organizer and Director Warrants(3)	580,000(3)	$10.00(3)	$5,800,000	620.60
Organizer Warrants and Director Warrants to purchase shares of common stock, $0.01 par value	580,000	----	----	----
Shares of common stock, $0.01 par value, issuable upon the exercise of stock options granted to a consultant(4)	7,500(4)	$10.00(4)	$75,000	$8.03
Options to purchase 7,500 shares of common stock, $0.01 par value, to be granted to a consultant	7,500	----	----
TOTAL	5,175,000		$37,375.000	$3,999.13

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Three-year transferable warrants, called Shareholder Warrants, to purchase one share of common stock for each two shares purchased in the offering, up to 1,000,000 shares, in the aggregate, at an exercise price of $11.50 per share will be issued to the initial shareholders participating in this offering.

(3) Of the aggregate maximum of 580,000 Organizer and Director Warrants, ten-year transferable Organizer Warrants to purchase shares of common stock at an exercise price of $10.00 per share will be issued to the organizers of the registrant in connection with this offering. Based on the assumption that the total organizational and pre-opening expenses of the Company will be $1,130,000, with the number of Organizer Warrants calculated to be one-tenth of such amount, it is estimated that up to 113,000 of the aggregate maximum 580,000 Organizer and Director Warrants will be Organizer Warrants. Should such expenses ultimately end up higher or lower, the number of Organizer Warrants and Director Warrants will be adjusted accordingly; the combined number of such warrants will never exceed 580,000. Each of the Organizer Warrants will be granted for each share of common stock actually purchased by the organizers in the offering. The organizers as a group do intend to purchase at least 29% of the minimum offering, or 362,500 shares.

    With regard to the Director Warrants, each of the organizers who will serve as a director of the registrant will receive one ten-year non-transferable Director Warrant, also exercisable at $10.00 per share, for each share of common stock purchased by him or her in the offering in excess of that number of shares which is equal to the number of Organizer Warrants received by him or her, provided that in no event will the aggregate number of Organizer and Director Warrants issued to all the organizers and directors exceed 29% of the total number of shares sold in the offering, i.e. 362,500 in case of the minimum offering and 580,000 in case of the maximum offering. All of the organizers will also serve as directors of the registrant and they intend to purchase, in the aggregate, not less than 362,500 shares of common stock. Thus, if the organizers and directors purchase not more than the 362,500 minimum number of shares, and based on the assumption that the total organizational and pre-opening expenses of the Company will be $1,130,00, there will be issued 113,000 Organizer Warrants and 249,500 Director Warrants, regardless of whether the minimum or maximum offering applies. However, under the same assumption as to total amount of expenses, if the organizers and directors purchase more than 362,500 shares they will be issued additional Director Warrants on a one-to-one basis equal to the number of shares they purchase in excess of 362,500, but only if the number of shares sold in the offering exceeds the 1,250,000 minimum, and not exceeding 29% of such excess regardless of the number of such excess shares they actually purchase. So, in case of the maximum offering where the organizers and directors purchase the entire 29% of the 750,000 (2,000,000 - 1,250,000) shares which exceed the minimum, they will be issued an additional 217,500 Director Warrants for a total of 113,000 Organizer Warrants and 467,000 Director Warrants.

(4) A ten-year option to purchase 7,500 shares of common stock at $10.00 per share will be granted when Community Bank of Central Florida opens for business to a private consultant engaged by the Company for regulatory matters.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SEMORAN FINANCIAL CORPORATION
A proposed bank holding company for
Community Bank of Central Florida
(In Organization)
2,000,000 Shares of Common Stock - $10.00 per share
and
1,000,000 Warrants to Purchase Shares of Common Stock - $11.50 per share

     We are offering shares of common stock of Semoran Financial Corporation for $10.00 per share. With each two shares of common stock, the purchaser will also receive, at no additional cost, a transferable warrant to purchase one share of common stock for $11.50 per share. Semoran Financial Corporation will be the holding company and sole owner of Community Bank of Central Florida, a Florida state bank to be headquartered in Casselberry, Florida. We expect to open the bank in the third quarter of 2007. This is our first offering of stock to the public, and there will be no established public market for our shares following the offering. We do not expect a liquid market for our common stock to develop for several years, if at all. The minimum purchase requirement for investors is 100 shares and maximum purchase amount is 100,000 shares, although we may at our discretion accept subscriptions for more or less. The shares will be sold primarily by our directors and officers, but, if such engagement is considered by us to be necessary for a successful offering, we may engage a placement agent to assist us.

     The offering is scheduled to end on June 30, 2007, but we may extend it for two consecutive 90-day periods, i.e. until December 31, 2007, at the latest. This offering will be conducted on a best efforts basis by the organizers, directors and senior management. All of the money we receive from investors will be placed with an independent escrow agent that will hold the money until (1) we sell at least 1,250,000 shares and (2) we receive conditional approval from our bank regulatory agencies for the bank. If we do not meet these conditions before the end of the offering period, we will return all funds received to the subscribers promptly, with interest and without penalty. Once we accept your subscription, you may not revoke it without our consent.

     Our directors and executive officers intend to purchase at least 382,500 shares in this offering, for a total investment of $3,825,000, which would constitute 30.6% of the minimum offering amount and 19.12% of the maximum offering amount. If necessary in order to complete the offering, or otherwise, they may purchase more, including up to 100% of the offering amount. The directors and officers intend to purchase the shares for investment and not for resale or distribution.

	Per Share	Minimum Total 1,250,000 Shares	Maximum Total 2,000,000 Shares
Public Offering Price	$10.00	$12,500,000	$20,000,000
Proceeds to Semoran Financial Corporation(1)	$10.00	$12,500,000	$20,000,000

___________________

(1) Before deducting offering, organizational and other pre-opening expenses, consisting of, among others, legal, accounting and consulting fees, and printing and distribution expenses estimated at $400,000

We are also registering approximately 113,000 ten-year transferable Organizer Warrants to be granted to our organizers and up to approximately 467,000 ten-year non-transferable Director Warrants to be granted to our directors, with the exact number of Director Warrants which will be actually granted depending on whether we sell in the offering more than the 1,250,000 minimum number of shares and the number of shares in excess of 362,500 the directors then purchase in the offering. Both sets of warrants are exercisable at $10.00 per share. For a detailed explanation, see "Ownership by Our Management" beginning on page 7. We are also registering ten-year options to purchase 7,500 shares of our common stock, at the exercise price of $10.00 per share, to be granted to a consultant.

This is a new business. As with all new businesses, an investment will involve risks. You should not invest in this offering unless you can afford to lose some or all of your investment. THE RISKS OF THIS INVESTMENT ARE DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 10.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE NOT DEPOSITS.  THESE SECURITIES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is ________ ___, 2007

prospectus cover

SEMORAN FINANCIAL CORPORATION
COMMUNITY BANK OF CENTRAL FLORIDA (Proposed)

Primary Service Area

5 MILES
32746
32773
32779
32750
Longdale
Longwood
Winter Springs
32708
Clifton
Wagner
32701
Altamonte Springs
Weathersfield
32714
32707
380 State Road 436
Casselberry, FL
32730
Fern Park
Casselberry
Red Bug Lake Rd
32765
32751
Howell Branch Rd
Kennedy Blvd
Eatonville
32810
32792
32789
Winter Park
Aloma
32817
Fairview Shores
32804
E Lake Sue Ave
E Stetson Ave
Pine Ave
Dog Track Rd
North St
Lake Dr
Tuskawilla Rd
Bertha
University Blvd

Casselberry, FL

Bank Branches

5 Mile Radius around
380 State Road 436
Casselberry, FL

LEGEND

- Site Location
- Bank Branches
- ZIP Code Boundary
- Interstate Highways
- U.S. Highways
- State Highways
- Major Roads
- Streets

0 1 2
Miles

Map Produced by:
Claritas Inc. 2007

SUMMARY

     This summary provides a brief overview of the key aspects of this offering. Accordingly, this summary does not contain all of the information contained in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

General

     Semoran Financial Corporation (the "Company" or "we") is a Florida corporation that was incorporated on October 11, 2005, to organize and serve as the holding company for a Florida state bank in organization. The proposed bank will be named "Community Bank of Central Florida" (the "Bank") and will operate as a community bank, initially in a Primary Service Area ("PSA"), including a five-mile radius around the proposed address of the Company and of the Bank, in Casselberry, Florida, in Seminole County (See map of the PSA on the prior page). A branch office is planned to be opened within the second full year after the Bank is opened, and the Bank will seek approval of banking regulatory authorities to expand its PSA at that time. The Bank will emphasize prompt, personalized customer service to the individuals and businesses located in its PSA.

     Currently, our executive offices are located at 237 Fernwood Boulevard, Suite 109, Fern Park, Florida 32730, and our telephone number is (407) 401-8295. On October 27, 2006, we entered into a contract to purchase a .66 acre site on which is situated a 3,000 square foot building at 380 State Road 436, Casselberry, Florida 32707. The total acquisition cost is $1,276,000, with the closing date scheduled for March 13, 2007. The purchase will be financed with a single-payment note, guaranteed by the organizers, bearing interest at a variable rate equal to the Wall Street Journal prime rate, with interest payable monthly and principal due 18 months from the closing date. We also intend to purchase, for $200,000, a .4 acre lot adjacent to the .66 acre site, making the entire site equal to about 1.1 acres. Such purchase will also be financed with the single-payment note described in the preceding sentence. Our plans are to demolish the existing building and construct a new 3,000 square foot building and an annex to serve as a four-lane drive-through facility, all at a projected cost of $1,200,000, and to use the complex as our executive offices and main banking facility. The construction is scheduled to be completed in the third quarter of 2007.

     On November 14, 2006, we filed an application with the Florida Office of Financial Regulation, to which we refer herein as the Florida Department, to organize the Bank as a state bank, operating in Casselberry, Florida, with a second office opening within the first year of operation. We have not yet located a site for our proposed second office. In order to receive final approval of our application to organize the Bank, we will be required to capitalize the Bank with a minimum of $10,750,000 in capital and implement appropriate banking policies and procedures. We will file an application with the Board of Governors of the Federal Reserve System (referred to as the Federal Reserve) to become a bank holding company and to acquire all of the capital stock of the Bank following receipt of the Florida Department's and FDIC's conditional approval. After receiving all regulatory approvals, we anticipate beginning operations before the end of the third quarter of 2007.

Why We Are Organizing a New Bank in the PSA

     We believe our PSA presents a growing and diversified economic environment that will support the formation of the Bank. Located in Casselberry, Florida, on State Highway 436, one of the major commercial corridors in Central Florida, the PSA is approximately ten (10) miles north of Orlando, Florida, in a prosperous growing suburb of Orlando, in Seminole County. The area in which the proposed PSA is situated offers attractive features sought by business and industries, such as a varied economic base, availability of land for development, an expanding labor force, good schools, readily available health care and low crime rate. The Bank is being formed to take advantage of the growth in this market. The area is accessible by a transportation system consisting of access to the interstate highway system, rail lines and air travel via the Orlando International Airport and Orlando Sanford International Airport.

     Seminole County's population growth has been healthy; according to Claritas, Inc., it has been one of the fastest growing counties in the United States over the past 20 years. Over the past five years, the population in the PSA increased at an average annual growth rate of 2.51%, and is projected to increase by 3.71% annually through 2010.

In addition to population growth, the broader market area is expected to experience growth in employment, income, business and services activities. More specifically, population growth in the market areas has generated growth in the number of housing units and household formation. The result is a growing market for consumer deposit and lending activities. Indeed, according to the FDIC, the rate of annual deposit growth during 2001-2006 in the PSA was 22.97%, compared to 12.62% in the State of Florida and 9.82% in the United States as a whole. According to Claritas, Inc., the average family household income within the PSA in 2005 was $83,707, compared to such indicator for the State of Florida at $70,871. A higher income clientele suggests that a significant percentage of this population would require sophisticated banking products and services. Comparing the income levels of the PSA with the State of Florida, the market is considered a middle and upper income area.

     Seminole County supports one of the highest ranked school systems in the state and there are ten colleges/universities located within a 50 mile radius of the bank site.

     Seminole County is rich in history. Originally inhabited by the Native American Seminole Indians, this area became a United States territory when it was acquired by Spain in 1821. Florida became a state in 1845, and settlers soon planted orange groves. The first fruit packing plant was built in 1870, and the area became the largest shipper of oranges by the late 1880's. An expanded agricultural industry developed and expanded through the first half of the twentieth century. The arrival of Martin Marietta Corporation's aerospace factory in the 1950's and Disney World in the 1970's brought growth and tourism to central Florida.

     Casselberry, Florida, where the proposed bank site is located, has grown from a small horticultural community into a thriving city of business, residential neighborhoods, parks and lakes. The community if forty-five minutes from the Disney World Complex, Universal Orlando and Seaworld. The Atlantic Ocean and the cities of Cocoa Beach and Daytona Beach are an hour away, and the Gulf Coast is a two-hour drive to the west. This core area, along with the surrounding PSA, offers an attractive environment for companies and individuals to locate.

     Acquisitions of community banks by large national and regional banks often result in the dissolution of local boards of directors and in significant turnover in management and customer service personnel who possess extensive banking experience and strong ties to the local community. Accordingly, we intend to hire experienced and talented individuals who will complement the community banking experience of our existing senior management team. Bank mergers and acquisitions also necessitate the consolidation of data processing systems which often create disruptions in customer service. As a locally-owned community bank based in Seminole County, we will offer convenient service, local decision-making and competitive loans. Additionally, by focusing our operations on the communities we serve, we believe that we will be able to respond to changes in our market more quickly than large institutions.

Our Organizers and Management

     The Bank is being organized by primarily local business and community leaders. Sixteen (16) of our organizers, including Chairman and Chief Executive Officer Lloyd J. Weber, and our President and Chief Lending Officer, Malcolm S. MacDiarmid, will serve as the directors of the Company. Fourteen (14) of the Company's directors will, upon approval of the Florida Department, serve as the initial directors of the Bank, with organizers Jonathan C. Seib and Todd A. Seib serving as directors of the Company, but not the Bank. Our organizers and directors intend to utilize their diverse backgrounds and their local business relationships to attract customers from all segments of the community. Our organizers and directors are:

Name	Position
J. Michael Bass	Organizer and Director of the Company and the Bank
James P. Berko	Organizer and Director of the Company and the Bank
Andre P. Callen	Organizer and Director of the Company and the Bank
Albert R. Cook	Organizer and Director of the Company and the Bank
Christine M. Engell	Organizer and Director of the Company and the Bank
Robert C. Hartnett	Organizer and Director of the Company and the Bank
William M. Hufford	Organizer and Director of the Company and the Bank
Charles A. Lacey	Organizer and Director of the Company and the Bank

Malcolm S. MacDiarmid	Organizer, Director and President of the Company and the Bank and Chief Lending Officer of the Bank
James A. Priebe	Organizer and Director of the Company and the Bank
Jonathan C. Seib	Organizer and Director of the Company
Todd A. Seib	Organizer and Director of the Company
Buddy W. Sharpe	Organizer and Director of the Company and the Bank
Emile Skura	Organizer and Director of the Company and the Bank
Lloyd J. Weber	Organizer, Director and Chairman and Chief Executive Officer of the Company and the Bank
Aubrey H. Wright, Jr.	Organizer and Director of the Company and the Bank

     Our senior management team includes three individuals with significant experience in the banking industry in Florida. Lloyd J. Weber, with over 33 years of banking experience, will serve as Chairman and Chief Executive Officer. In addition, Malcolm S. MacDiarmid with over 38 years banking experience, will serve as President of the Company and the Bank and Chief Lending Officer of the Bank. Donald J. Bugea, Jr., a veteran banker with over 30 years of banking experience, who is not an organizer or director, will serve as Executive Vice President and Chief Financial Officer of the Company and the Bank, with most of his experience being in community oriented banks.

Products and Services

     We plan to offer quality products and personalized services while providing our customers with the financial sophistication and array of products typically offered by a larger bank. Our lending services will include real estate-related loans, commercial loans to small-to medium-sized businesses and professional concerns and consumer loans to individuals. Our current working capital and our ability to generate, maintain and increase our deposits will be our primary source of funding for such loans. We will offer a broad range of competitively priced deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit, individual retirement accounts and corporate cash management services. To complement our lending and deposit services, we intend to also provide overdraft protection, direct deposit, wire transfers, night depository, credit cards, safe-deposit boxes, travelers' checks, debit cards and automatic drafts. We intend to offer our services through a variety of channels, including automated teller machines, telephone banking, personal internet banking with bill-pay, and, in the future, additional branch offices.

Philosophy and Strategy

     Initially, our business strategy will be carried out through the operations and growth of the Bank. At the bank level, our management philosophy will be to deliver exceptional customer service through experienced personnel who understand and care about the banking needs of our customers. We believe that this philosophy will distinguish the Bank from its competitors and will enable us to be successful.

     To carry out our philosophy, our business strategy will involve:

    hiring and retaining additional experienced and qualified banking personnel, preferably with established client relationships;

    cross-training our staff to answer questions about our products and services so that each employee can not only resolve banking-related customer questions, but also can suggest product services that may be of interest to our customers;

    capitalizing on our organizers' and directors' diverse community involvement and business experience;

    Capitalizing on the combined banking experience of our Chairman and Chief Executive Officer, our President and Chief Lending Officer, and out Executive Vice President and Chief Financial Officer;

    implementing on a comprehensive and on-going basis an active call program involving all of our directors and officers;

    providing individualized attention with local decision-making authority;

    implementing an aggressive marketing program;

    positioning our main office facility to provide convenience, access to our targeted markets and demonstrate our local commitment;

    utilizing sophisticated financial services technology and strategic outsourcing to provide an array of banking products and services; and

    establishing a community identity by positioning ourselves as a locally-owned bank that is responsive to the banking needs of our PSA as it may be expanded.

     We estimate that, after three years of banking operations, our loan portfolio will be comprised of the following:
Loan Category	Percentage of Loan Portfolio
Commercial real estate loans	27.0%
Construction and development loans	44.5%
Commercial loans to small- and medium- sized businesses	22.0%
Consumer loans	6.5%

Benefits of the Offering to Organizers and Management

     As discussed in more detail below under the heading "Ownership by our Management" on page 7, each of our organizers and directors will receive, when the Bank opens for business, Organizer Warrants and Director Warrants giving him or her the right to purchase one share of common stock at $10.00 per share for every share he or she purchases in the offering up to 580,000 shares.

     Each of our Chairman and Chief Executive Officer, Lloyd J. Weber, and our President and Chief Lending Officer Malcolm S. MacDiarmid, will be issued, when the Bank opens for business, options to purchase, at $10.00 per share, 40,000 shares of our common stock, to be vested over three years. Our Executive Vice President and Chief Financial Officer, Donald J. Bugea, Jr., will be issued options to purchase 15,000 shares of our common stock, at $10.00 per share, to be vested over three years, also when the Bank opens for business. Additionally, we have adopted a stock incentive plan under which we may issue options to purchase up to 12% of the number of shares sold in the offering, but not to exceed 150,000 shares, to officers and employees. The plan is subject to approval by the shareholders.

     If the Organizer and Director Warrants and these stock options are exercised, our organizers, directors and executive officers will control a greater percentage of our common stock and dilute the ownership interests of the other shareholders. We will be required to adopt Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)"). SFAS No. 123(R) requires all share-based payments to employees, including stock options, to be recognized in the financial statements based on their fair values. SFAS No. 123(R) will be effective for our financial statements beginning after December 15, 2005, and will require us to recognize compensation expense related to any options granted to management, including the proposed option grants to Messrs. Weber, MacDiarmid and Bugea, and the Organizer and Director Warrants.

     We have entered into a Consulting Agreement leading to an Employment Agreement with each of Lloyd J. Weber and Malcolm S. MacDiarmid. Under the Employment Agreement, following a Change in Control (as defined in the agreement), or if the Company or the Bank terminates the executive for any reason other than Good Cause (as defined in the agreement), the executive will be entitled to severance pay equal to the base salary that would have been due under his Employment Agreement had he remained employed for a period which is the shorter of the then remaining term of the Employment Agreement, or six calendar months. Under such circumstances, the executive will also be eligible for an immediate vesting of all warrants and stock options granted to him as an organizer of the Bank and under his Employment Agreement to the extent not then yet vested. Please refer to

"Executive Compensation-Employment Agreements" on page 37 for a more complete discussion of those agreements.

The Offering

Securities Offered:	Minimum - 1,250,000 shares together with 625,000 Shareholder Warrants Maximum - 2,000,000 shares together with 1,000,000 Shareholder Warrants

Common Stock to be Outstanding After the Offering:	Minimum - 1,250,000 shares Maximum - 2,000,000 shares

These totals do not include (1) shares issuable upon exercise of the Shareholder Warrants, (2) up to 580,000 shares of our common stock issuable upon the exercise of Organizer and Director Warrants, (3) up to 40,000 shares of our common stock issuable to each of Lloyd J. Weber and Malcolm S. MacDiarmid upon exercise of options to be granted to each of them under his Employment Agreement, (4) up to 15,000 shares of our common stock issuable to Donald J. Bugea, Jr., to be granted to him, or (5) the 7,500 shares of our common stock issuable upon exercise of options granted to a consultant. See "Stock Options to Be Granted to a Consultant" on page 9.

Offering Price Per Share and one Shareholder Warrant:	$10.00

Exercise Price of One Shareholder Warrant	$11.50

Exercise Period of Shareholder Warrants	Three years from the date the Bank opens for business

Plan of Distribution:

Shares of our common stock will be sold on a best efforts basis by our organizers, officers and directors who will receive no commissions or any other compensation for any sales they make. See "Plan of Distribution" on page 18.

Use of Proceeds:	Subject to regulatory approval, the Company will use the net proceeds of the offering as follows:

  to repay $810,000 in advances made to us by the organizers and, also using the estimated $730,000 amount reimbursed to the Company by the Bank (see below) to repay the approximately $1,511,000 real estate loan and the approximately $320,000 of our organizing line of credit from The Bankers Bank;

  $10,750,000 million plus up to 50% of the proceeds of the offering in excess of $14 million to capitalize the Bank; and

  all remaining amounts to provide working capital for the Company.

See "Use of Proceeds" on page 19.

Subject to regulatory approval, the Bank will use the proceeds it receives from the Company as follows:

  to reimburse the Company for the approximately $591,700 paid by it toward salaries and benefits of the Bank employees on behalf of the Bank during our first 20 months of operations;

  to reimburse the Company for the approximately $138,300 paid by it toward other organizational expenses;

  to reimburse the Company for the approximately $1,511,000 estimated aggregate purchase price of the real estate, including carrying costs for three and one-half months;

  to pay approximately $1,200,000 for the cost of constructing the building;

  to pay approximately $586,000 for furniture, fixtures and equipment for the main office; and

  the remaining approximately $6,723,000 to provide working capital to operate the Bank, including making loans and other investments.

For estimated amounts for each of these projected uses, See "Use of Proceeds" on page 19.

Offering conditions:	We must satisfy the following conditions to complete our offering:

    at least $12,500,000 must be deposited with our escrow agent, the Bankers Bank;

    the Florida Department must conditionally approve the Bank's charter application;

    the FDIC must conditionally approve the Bank's deposit insurance application;

    the application for approval of the Company as a bank holding company must have been filed with the Federal Reserve; and

    the Company must not have canceled this offering before funds are withdrawn from the escrow account.

See "Terms of the Offering - Conditions of the Offering" on page 15.

Escrow Arrangements

Until we have satisfied all offering conditions, we will place all subscription funds in an escrow account with The Bankers Bank. If we do not meet all of the offering conditions by June 30, 2007, and we do not elect to extend the offering (which we may do through December 31, 2007), we will return to all subscribers their funds placed in the escrow account, with interest and without penalty. Prior to the release of the funds, the escrow agent will invest the funds in interest-bearing bank accounts.

Once we have satisfied all of the offering conditions set forth above, the escrow agent will release all subscription funds to us. Any funds received after that time will not be placed in an escrow account, but will be immediately available funds of the Company. At that point, all subscribers may lose all or a portion of their investment. For example, if the Bank does not receive final regulatory approval to open, or if the Federal Reserve does not approve the Company's application to become a bank holding company, we will seek shareholder approval to dissolve and liquidate. Upon liquidation, we will promptly return to our shareholders all funds, less expenses of liquidation and all offering, pre-opening and organizing expenses incurred by us. See "Terms of the Offering - Escrow of Subscription Funds" on page 17.

Ownership by Our Management

     Our organizers and directors intend to purchase in the offering at least 362,500 shares of our common stock, or 29% of the minimum offering. In addition, Donald J. Bugea, Jr., our Executive Vice President and Chief Financial Officer (the "CFO") intends to purchase in the offering 20,000 shares of our common stock In the aggregate, these purchases equal to 382,500 shares will represent approximately 30.6% of the 1,250,000 shares to be outstanding upon completion of the minimum offering and approximately 19.12% of the 2,000,000 shares to be outstanding if the maximum number of shares are sold.

     Our organizers have undertaken significant risks in assisting in our organization. These risks include advancing $725,000 in cash as of December 31, 2006, and agreeing to advance an additional $85,000, and guaranteeing the line of credit (of up to $750,000) from The Bankers Bank. In consideration for taking these risks and for their willingness to serve as directors of the Company and the Bank, our organizers and directors will be granted, when the Bank opens for business, and subject to regulatory approval, Organizer and Director Warrants,, but not to exceed 29% of the total number of shares sold in the offering.

     In this connection, if the organizers and directors as a group do not purchase more than 362,500 shares, their entitlement to receive Organizer and Director Warrants, and the allocation among them, will work as follows:

    Assuming that the total organizational and pre-opening expenses of the Company are $1,130,000, the organizers will be entitled to receive in the aggregate up to 113,000 Organizer Warrants; and

    Whether in the case of the minimum offering or the maximum offering, they will also be entitled to receive in the aggregate 249,500 Director Warrants, for a total of 362,500 Warrants.

     If, however, the organizers and directors as a group purchase more than the 362,500 shares, and the total expenses are $1,130,000, their entitlement to receive Organizer and Director Warrants and the allocation among them will work as follows:

    They will be entitled to receive in the aggregate up to 113,000 Organizer Warrants; and

    In the case of the minimum offering, they will be entitled to receive in the aggregate not more the 249,500 Director Warrants; but

    In case the number of shares sold in offering exceeds the 1,250,000 shares minimum, they will be entitled to receive one additional Director Warrant for each share purchased by them in excess of 362,500, but where the total number of such additional Director Warrants does not exceed 29% of the offering proceeds in excess of the minimum.

     By way of illustration:

    Assume that the total number of shares sold in the offering is 1,500,000 and that the organizers and directors purchase exactly 29% of the 250,000 excess shares, or 72,500 shares over and above their 362,500 minimum. Under such circumstances, they will be entitled to receive an additional 72,500 Director Warrants, for a total of 113,000 Organizer Warrants and 322,000 (72,000 + 249,500) Director Warrants. It should be noted that if they were to purchase more than 72,500 additional shares, they would still be entitled to receive not more than 322,000 Director Warrants.

    By the same token, assume that the 2,000,000 maximum number of shares is sold in the offering and that the organizers and directors purchase exactly 29% of the 750,000 excess shares, or 217,500 shares over and above their 362,500 minimum. Under such circumstances, they will be entitled to receive an additional 217,500 Director Warrants for a total of 113,000 Organizer Warrants and 467,000 (217,500 + 362,500) Director Warrants. Once again, it should be noted that if they were to purchase more than 217,500 additional shares, they would still be entitled to receive not more than 467,000 Director Warrants.

     As initial shareholders, the organizers, directors and the CFO will also receive one Shareholder Warrant for each two shares purchased. Based on the minimum aggregate share purchase intended by the organizers and directors and the CFO of 382,500, they will be issued 191,250 Shareholder Warrants. Moreover, each of our two top executives, who are also organizers and directors, will have been granted, when the Bank opens for business, stock options to purchase 40,000 shares of our common stock at the exercise price of $10.00 per share. Also, our CFO will have been granted, when the Bank opens for business, stock option to purchase up to 15,000 shares of our common stock at the price of $10.00 per share. Additionally, we have adopted a stock incentive plan under which we may issue options to purchase up to of 12% of the number of shares sold in the offering, but not to exceed 150,000 shares.

     The following table sets forth the stock holdings of our organizers, directors and the CFO, assuming that (i) they purchase the entire 29% of each offering and exercise all of their Organizer, Director and Shareholder Warrants and stock options and (ii) none of the other Shareholders exercises their Shareholder Warrants.
	Minimum Offering	Maximum Offering
Total Shares and Warrants	936,250	1,480,000
Stock Options	95,000	95,000
Total	1,031,250	1,575,000
Percentage of Shares Outstanding	54.31%	54.11%

     As regards each individual organizer and director, his or her share of the Organizer Warrants will be determined on the basis of the actual amount he has at risk at the time the Bank opens for business with respect to the total organizational and pre-opening expenses. This amount at risk will be equal to the sum of (i) the portion of the advances he actually made that were used to fund the expenses and (ii) his or her share of the expenses which were paid from the line of credit he or she guaranteed. Thus, assuming the projected $1,130,000 is the total sum of the organizational and pre-opening expenses, and assuming that an organizer and director contributed $30,000 in advances and guaranteed $20,000 ($320,000 divided by 16) of the line of credit, the number of Organizer Warrants to be granted to him would be 5,000. The number of Director Warrants to be granted to such organizer and director would then be computed as follows:

Number of shares of common stock purchased by the organizer and director in the offering (subject to the 29% upper limit described above)	less	Number of Organizer Warrants allocated to the organizer/ director	=	Number of Director Warrants allocated to the organizer/director

     The approximately one-to-one ratio between the number of shares that would be purchased by our organizers and directors (not to exceed 29% of the total shares sold in the offering) and the number of Organizer and Director Warrants to be issued to them was determined after considering a number of factors. The principal factors we considered were the financial risks undertaken by them, prevailing market conditions, comparable de novo bank holding company capitalizations and regulatory restrictions. We believe our organizers' and directors' financial interest in the Company will encourage their active participation in growing our business. Moreover, the fact that the availability of additional Director Warrants will be dependent on the Company selling more than the 1,250,000 shares, i.e. the success of the offering, should provide an additional incentive for our organizers and directors to sell more shares in this self-underwritten offering and thus enhance the chances of its success.

     Each Organizer Warrant will be immediately vested and will be initially exercisable on the date on which the Bank opens for business. Each Director Warrant, on the other hand, will be vested and exercisable on each of the first, second and third anniversary of the grant to the extent of 33.3% of the shares of our common stock covered by the warrant. Each Organizer and Director Warrant will expire ten years after the date on which the Bank opens for business. The exercise price of each Organizer and Director Warrant, which will not be less than the fair market value of our common stock at the time of grant, is estimated to be $10.00 for each share purchased under the warrant, subject to adjustment for stock splits, recapitalizations or other similar events. As previously stated, any future exercise of the Organizer and Director Warrants will reduce your percentage ownership interest in the Company.

     Because our organizers, directors and executive officers will be able to purchase shares subject to the Organizer and Director Warrants and options at $10.00 per share, if the market price of our common stock rises, they will be able to purchase a significant amount of our common stock in the future for less than the prevailing market value.

Stock Options to Be Granted to a Consultant

     In lieu of $7,500 in cash compensation payable by us to BankResources, Inc., a private consultant engaged by us for regulatory matters, we will grant BankResources a ten-year option to purchase 7,500 shares of our common stock for $10.00 per share. The option will be granted, and will vest immediately upon grant, when the Bank opens for business. The grant is contingent on regulatory approval.

Dividends

     We anticipate that we will incur losses during our first few years of operations. As of result, under regulatory restrictions we will be unable to pay cash dividends until such time as we become cumulatively profitable. Our future dividend policy will depend on our earnings, capital requirements and financial condition, as well as other factors our board of directors considers relevant. See "Dividends" on page 22 and "Supervision and Regulation - Dividends" on page 50.

Location of Our Offices

     The executive officer currently conducts organizational activities from a temporary office at 237 Fernwood Boulevard, Suite 109, Fern Park, Florida 32730. The address and phone number of our proposed executive office is:

380 State Road 436
Casselberry, Florida 32707
(407) 401-8295

     A contract to purchase the approximately .66-acre site, on which is situated a 3,000 square foot building, was entered into by us on October 27, 2006, with the closing scheduled, unless extended, for March 13, 2007. We intend, also, on or about March 13, 2007, to purchase an adjacent .40 acre site. Our overall plan is to demolish the existing building and construct a new 3,000-square-foot building and an annex containing a four-lane drive-through facility and use the complex as the Company's executive offices and the Bank's main banking facility. The Bank intends to open a branch in the second full year of operation. The location for such branch has not yet been identified.

RISK FACTORS

     The following paragraphs describe what we believe are the material risks of an investment in our common stock. We may face other risks as well, which we have not anticipated. An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest. You should also carefully read the cautionary statement following this Risk Factors section regarding our use of forward-looking statements.

We have no operating history upon which to base an estimate of our future financial performance.

     The Bank, which initially will be the sole subsidiary of the Company, is in organization and neither the Company, nor the Bank, has any operating history on which to base any estimate of their future financial performance. Because we lack an operating history, you do not have either the type or amount of information that would be available to a purchaser of securities of a financial institution with an operating history. Accordingly, the financial statements presented in this prospectus may not be as meaningful as those of a company which does have a history of operations. In addition, the success of our operations must be considered in light of the expenses, complications, and delays frequently encountered in connection with the opening and development of a new bank.

If we do not raise the minimum $12,500,000 in this offering, you may lose the use of the money you will have invested in the offering during the period your investment is in escrow.

     The offering will not be considered completed and funds will not be released from escrow unless the escrow agent receives, before the offering terminates (with all extensions) on December 31, 2007, $12,500,000 in subscription proceeds. Should this event occur, the escrow agent will return to you your subscription funds with your proportionate share of the interest earned by the escrow agent with respect to all of the subscription funds, less escrow agent fees and expenses. See "Terms of Offering - Escrow of Subscription Funds" on page 17. The interest you will receive upon return of your subscription funds, however, may be less than the return you might have realized if you never subscribed to the offering and invested your subscription funds elsewhere. To this extent, if the offering is unsuccessful, you lose the use of the money you will have invested in the offering.

If we ultimately fail to obtain final regulatory approvals, you could lose all or a portion of your investment.

     If you subscribe to this offering and funds are released from the escrow account and we incur start-up expenses, but are unable to begin banking operations, we will seek to dissolve and liquidate. In this event, we would return to shareholders all of their funds with interest, less all expenses incurred by us. If we dissolve and liquidate, we can give you no assurance that our liabilities will not exceed our assets, in which case, you would lose your entire investment. After withdrawing funds from the escrow account, we must satisfy the following requirements in order to begin banking operations:

    receive the Florida Department's final approval of the Bank's charter application;

    receive conditional FDIC approval and satisfy the conditions of the FDIC's approval; and

    receive the approval of the Federal Reserve for the Company to operate as a bank holding company.

     Although we believe we will satisfy the above requirements after funds are withdrawn from the escrow account, we may be incorrect in our assumptions. If we are incorrect, you could lose all or a portion of your investment. See "Terms of the Offering - Failure to Obtain Final Approvals" on page 17.

If we do not receive regulatory approvals in a timely manner, it could delay the date on which the Bank opens for business, resulting in increased pre-opening expenses and initial losses.

     Although we expect to receive all regulatory approvals and to open for business before the end of the second quarter 2007, we can give you no assurance as to when, if at all, these events will occur. Any delay in beginning our banking operations will increase our pre-opening expenses and postpone our realization of potential revenues. Additionally, a delay will cause our accumulated deficit to increase as a result of continuing operating expenses, such as salaries and other administrative expenses, and our lack of revenue.

We will incur substantial start-up losses and do not expect to be profitable in the near future.

     Typically, new banks incur substantial start-up losses, are not profitable in the first year of operation and, in some cases, are not profitable for several years. We will incur substantial expenses in establishing the Bank as a going concern, and we can give you no assurance that we will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry. From October 11, 2005, the date we began our organizational activities, through December 31, 2006, our net loss amounted to $596,866. The estimated net loss of the Company and the Bank for the period from December 31, 2006, through June 30, 2007, the anticipated opening date for the Bank, is $533,134. Because we will initially act as the sole shareholder of the Bank, our profitability will depend upon the bank's successful operation. See "Management's Discussion and Analysis of Financial Results and Plan of Operations" on page 22.

Failure to implement key elements of our business strategy may adversely affect our financial performance.

     If we cannot implement key elements of our business strategy, our financial performance may be adversely affected. Our organizers have developed a business plan that details the strategies that we intend to implement in our efforts to achieve profitable operations. The strategies include hiring and retaining experienced and qualified employees and attracting individual and business customers from the PSA. Even if the key elements of our business strategy are successfully implemented, they may not have the favorable impact on operations that we anticipate. See "Our Proposed Business - Philosophy and Strategy" on page 28.

Departures of our key personnel or directors may impair our operations.

     Each of our executive officers is important to our success, and if we were to lose any of their services, our financial condition and results of operations could be adversely affected. Lloyd J. Weber, Malcolm S. MacDiarmid and Donald J. Bugea, Jr. each has been instrumental in our organization and will be a key management official in charge of our daily business operations. Although we have entered into consulting/employment agreements with Mssrs. Weber and MacDiarmid, either may still terminate his employment and deprive us of his services. In addition, our directors' community involvement and extensive local business relationships are important to our success. Our growth could be adversely affected if the composition of our board of directors changes significantly. See "Management" on page 33.

Our directors and executive officers will have the ability to influence shareholder actions, and yet they may have interests that are different from yours as an investor.

     Our organizers and directors intend to purchase a minimum of 382,500 shares of our common stock, which will equal approximately 30.6% of the 1,250,000 shares to be outstanding upon completion of the minimum offering or approximately 19.12% of the 2,000,000 shares to be outstanding if the maximum number of shares is sold. If they purchase these shares, they will receive 362,500 Organizer and Director Warrants. Moreover, as discussed on page 7, if more than the minimum 1,250,000 shares are sold in the offering and, the organizers and directors purchase additional shares in the offering, they could obtain additional Director Warrants. Furthermore, by purchasing the minimum 362,500 shares, they will also receive 191,250 Shareholder Warrants and additional Shareholder Warrants if they purchase more than the 382,500 shares. Also, Lloyd J. Weber, our Chairman and Chief Executive Officer, will be granted 40,000 stock options, which may result in his purchasing up to 40,000 shares, at $10.00 per share, Malcolm S. MacDiarmid, our President and Chief Lending Officer, will be granted 40,000 stock options, which may result in his purchasing up to 40,000 shares, at $10.00 per share, and Donald J. Bugea, Jr., our Executive Vice

President and Chief Financial Officer, will be granted 15,000 stock options, which may result in his purchasing up to 15,000 shares, at $10.00 per share. Consequently, as shown on page 8, our organizers, directors and executive officers may own up to 1,031,250 shares, or approximately 54.31% of our outstanding common stock, assuming the completion of the minimum offering and the exercise of all warrants and options expected to be issued to them, and if none of the other Shareholder Warrants are exercised. Given that our organizers and directors may purchase a substantial number of shares, they will be able to exercise significant control over the management and affairs of the Company and the Bank, by influencing all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. Yet, these persons, individually or as a group, may have interests that are different from yours as an investor. Ownership of a substantial number of shares by our organizers and directors might cause you to end up being one of a very small number of ordinary investors and might significantly affect your ability to sell your shares. You should not base your investment decision solely on the number of shares to be purchased by the organizers and directors.

Through the exercise of warrants and stock options, our organizers, directors and officers may be able to acquire shares of our common stock for less than the market value of our common stock, which could cause your ownership interest in the Company to be diluted.

     The warrants and stock options described in the preceding paragraph will provide our organizers, directors and executive officers with the opportunity to profit from any future increase in the market value of our common stock or any increase in our net worth without paying for the shares initially. Because our organizers, directors and officers will be able to purchase shares subject to the Organizer and Director Warrants and stock options at $10.00 per share, and $11.50 per share with respect to shares purchased upon exercise of Shareholder Warrants, if the market price of our common stock rises, our organizers, directors and officers will be able to purchase a significant amount of our common stock in the future for less than the prevailing market value. Any exercise of these warrants or stock options would result in dilution of your ownership interest in the Company.

We will face strong competition for customers, especially from larger and more established financial institutions, which may hinder us from obtaining customers and may cause us to pay higher interest rates on our deposits or charge lower interest rates on our loans than our competitors' rates for an extended period.

     We anticipate offering competitive loan and deposit rates as we establish ourselves in the market, but if excessive competition forces us to offer more aggressive pricing indefinitely, our net interest margin will suffer and our financial performance will be negatively impacted. We will compete with numerous other lenders and deposit-takers, including other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. With multiple financial institutions already doing business in our primary service areas, and given the chance that additional competitors may enter the market in the future, we will be faced with continuous competition. See "Our Proposed Business - Competition" on page 27. Moreover, some of these competitors are not subject to the same degree of regulation as we will be and may have greater resources than will be available to us. Competition from non-traditional financial institutions may also affect our success due to the Gramm-Leach-Bliley Act. See "Supervision and Regulation" on page 47.

We may not be able to compete with our larger competitors for larger customers because our lending limits will be lower than theirs.

     Our lending limit will be significantly less than the limits for most of our competitors, and may hinder our ability to establish relationships with larger businesses in our market area. The limit will increase or decrease as the Bank's capital increases or decreases as a result of its earnings or losses, among other reasons. Because of our relatively low legal lending limit, we will need to sell participations in our loans to other financial institutions in order to meet the lending needs of our customers requiring extensions of credit above these limits. However, our strategy to accommodate larger loans by selling participations in those loans to other financial institutions may not be successful. In addition, we will initially have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta which will permit us to borrow against our loan portfolio at preferred rates. See "Our Proposed Business - Lending Services" on page 29.

Our success will depend significantly upon general economic conditions in the PSA.

     Our operations and profitability may be more adversely affected by a local economic downturn than those of our larger competitors which are more geographically diverse. Since the majority of our borrowers and depositors are expected to be individuals and businesses located and doing business in or near Casselberry, Florida, Seminole County, our success will depend significantly upon the general economic conditions in and around the PSA. An adverse change in the local economies of the PSA could make it more difficult for borrowers to repay their loans, which could lead to loan losses for the Bank.

Rapidly rising or falling interest rates could significantly harm our business.

     A rapid increase or decrease in interest rates could significantly harm our net interest income, capital and liquidity. Our profitability will depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investment securities, and the interest expense paid on our interest-bearing liabilities, such as deposits and borrowings. To the extent that the maturities of these assets and liabilities differ, rapidly rising or falling interest rates could significantly and adversely affect our earnings, which, in turn, would impact our business. See "Our Proposed Business - Asset and Liability Management" on page 32.

Our ability to pay dividends is limited and depends on the Bank's legal ability to pay dividends, as well as the judgment of our board of directors.

     We will initially have limited sources of income other than dividends we receive from the Bank. Our ability to pay dividends will therefore depend largely on the bank's ability to pay dividends to us, which will be based primarily on the bank's earnings, capital requirements and financial condition, among other factors.

     Bank holding companies and Florida state-chartered banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our need to retain and build capital, it will be our policy to reinvest earnings for the period of time necessary to help support the success of our operations. As a result, we do not plan to pay dividends until the Bank is cumulatively profitable. See "Dividends" on page 22 and "Supervision and Regulation - Dividends" on page 50.

The offering price of our common stock and the exercise price of the various warrants were arbitrarily determined by our organizers and may not accurately reflect the value of an investment in our common stock.

     Because we were only recently formed and the Bank is in the process of being organized, the public offering price could not be set by referencing historical measures of our financial performance. Therefore, the public offering price may not indicate the market price for our common stock after this offering. The public offering price and the exercise price of the various warrants were arbitrarily determined by our organizers based on several factors. These factors included prevailing market conditions and comparable de novo bank holding company capitalizations. See "Plan of Distribution - Determination of Offering Price" on page 19.

We do not expect that an active trading market for our common stock will develop, which means that you may not be able to sell your shares.

     Since the size of this offering is relatively small, we do not expect that an active and liquid trading market for our common stock will develop within the next five years. Therefore, you should not invest in this offering if you have a short-term investment intent.

     If an active trading market does not develop, you may not be able to sell your shares promptly, or perhaps at all. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock.

The market price of our common stock may be volatile.

     If a market develops for our common stock after this offering, significant market price volatility may be experienced. Factors that may affect the price of our common stock include its depth and liquidity, investor perception of our financial strength, conditions in the banking industry such as credit quality and monetary policies, and general economic and market conditions. Our quarterly operating results, changes in earnings or other developments affecting us could cause the market price of our common stock to fluctuate substantially. In addition, from time to time the stock market experiences extreme price and volume fluctuations. This volatility may significantly affect the market price of our common stock for reasons unrelated to our operating performance.

Our profitability and growth could be adversely affected by changes in the law, especially changes deregulating the banking industry.

     We will be subject to extensive federal and state government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by federal and state banking laws and regulations. These and other restrictions limit the manner in which we may conduct our business and obtain financing, including our ability to attract deposits, make loans and achieve satisfactory interest spreads. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. In addition, the burden imposed by federal and state regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. Future legislation or government policy may also adversely affect the banking industry or our operations. We cannot predict the effects of any potential changes, but they could adversely affect our future operations. See "Supervision and Regulation" on page 47.

The operation of the Bank may, in the future, require more capital than we will raise in this offering, and we may not be able to obtain additional capital on terms that do not cause dilution to the investors.

     In the future, should we need additional capital, we may not be able to raise additional funds through the issuance of additional shares of our common stock, preferred stock, or other securities. Even if we were able to obtain additional capital through the issuance of additional shares of our common stock, preferred stock or other securities, we may not be able to issue these securities at prices or on terms better than or equal to the public offering price and terms of this offering. The issuance of such new securities could dilute your ownership interest in the Company.

Florida law and provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock.

     In many cases, shareholders receive a premium for their shares when a company is acquired by another company. Under Florida law, however, no bank holding company may acquire control of the Company until the Bank has been in operation for three years. As a result, your ability to receive a premium over market for your shares of our common stock may be severely limited during the first three years of the Bank's operations. In addition, our articles of incorporation and bylaws contain provisions that may deter or prevent an attempt to change or gain control of the Company. These provisions include the possible existence of preferred stock, staggered terms for directors, restrictions on the ability to change the number of directors or to remove a director, special provisions regarding combinations with "interested" shareholders and the price at which an acquirer may purchase your shares of our common stock, and flexibility in evaluating acquisition proposals. As a result, you may be deprived of opportunities to sell some or all of your shares of our common stock at prices that represent a premium over market prices. See "Important Provisions of the Company's Articles of Incorporation and Bylaws" on page 43.

We may issue preferred stock which may result in the subordination of the rights of the common shareholders.

     Although we do not currently have any plans for issuing preferred stock, we have authorized 5,000,000 shares of preferred stock for future issuance to shareholders. If we issue preferred stock in the future, the rights of the preferred shareholders would be paramount with regards to some matters, such as liquidation and dividend preference, as compared to the rights of common shareholders.

The costs of being an SEC registered company are proportionately higher for small companies such as the Company because of the requirements imposed by the Sarbanes-Oxley Act.

     The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission have increased the scope, complexity, and cost of corporate governance, reporting, and disclosure practices. These regulations are applicable to our company. We expect to experience increasing compliance costs, including costs related to internal controls, as a result of the Sarbanes-Oxley Act. These necessary costs are proportionately higher for a public company of our size and will affect our profitability more than that of some of our larger competitors.

If at any time we have fewer than 300 shareholders, we anticipate that we will not register or will terminate our registration as a reporting company under the Securities and Exchange Act of 1934 and therefore current information about us will not be publicly available for review.

     As a result of this offering, we will be subject to the disclosure obligations under Section 15(d) of the Securities Exchange Act. We will file periodic reports with the SEC but not be subject to compliance with the federal proxy rules. If we have more than 500 shareholders on December 31, 2007 or at the end of any fiscal year thereafter, we will be required to register our securities under Section 12(g) of the Securities Exchange Act. In addition to the obligation to file periodic reports with the SEC, we would also be subject to the federal proxy rules. If we have fewer than 300 shareholders on December 31, 2007 or at the end of any fiscal year thereafter, we anticipate that we would deregister as a reporting company with the SEC. As a result, we would no longer be obligated to file periodic reports with the SEC or comply with the federal proxy rules. We would continue to comply with regulatory and state law requirements and furnish our shareholders with annual reports containing audited financial information. Upon completion of the offering, we anticipate that we will have more than 300 and may have more than 500 shareholders.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus are "forward-looking statements." Forward-looking statements include statements about the competitiveness of the banking industry, potential regulatory obligations, potential economic growth in our primary service area, our business strategies, our projected opening date and pre-opening expenses and other statements that are not historical facts. The words "anticipate," "estimate," "project," "intend," "expect," "believe," "forecast" and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." These forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Some of these factors are set forth above in the section entitled "Risk Factors". Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements.

TERMS OF THE OFFERING

General

     We are offering for sale a minimum of 1,250,000 shares and a maximum of 2,000,000 shares of our common stock at a price of $10.00 per share, where each purchaser will also receive a Shareholder Warrant, which will grant the purchaser the right to purchase, at $11.50 per share, an additional one share of common stock for each two shares purchased, i.e. a minimum of 625,000 and a maximum of 1,000,000 Shareholder Warrants. The terms of the Shareholder Warrants provide that the holder may be required by us to exercise or forfeit his Shareholder Warrants if we are directed to issue such requirement by the Bank's primary regulator because either the Company's or the Bank's capital falls below the minimum level mandated by such regulator. See "Description of Capital Stock of the Company - Shareholder Warrants" on page 42.

     In addition, we are offering to our organizers and directors Organizer and Director Warrants to purchase up to 362,500 shares of our common stock, at an exercise price of $10.00 per share, which will be granted when the Bank opens for business. Also, Lloyd J. Weber, our Chairman and Chief Executive Officer, and Malcolm S. MacDiarmid, our President and Chief Lending Officer, will each be granted, when the Bank opens for business, stock options which will permit him to purchase, at $10.00 per share, up to 40,000 shares each. See "Executive Compensation" on page 37.

     The minimum purchase for any investor is 100 shares of our common stock, unless we, in our sole discretion, accept a subscription for a lesser number of shares. We will not accept any subscription for more than 100,000 shares of our common stock without the prior approval of our board of directors. The purchase price of $10.00 per share must be paid in full upon signing and delivering a subscription agreement. A subscription agreement for your use is attached to this prospectus as Appendix B.

     We must receive your subscription for shares before midnight, Eastern Standard Time, on June 30, 2007, unless we sell all of the shares earlier or we terminate or extend the offering. We reserve the right to terminate the offering at any time or to extend the expiration date for up to two consecutive 90-day periods, up to December 31, 2007. Extension of the expiration date will likely cause an increase in our expenses. We intend to inform all subscribers of any extensions of the offering, but we do not have to give you notice prior to the extension. If we extend the offering subscriptions we have already accepted will still be binding.

     All subscriptions will be binding on the subscriber and may not be revoked except with our consent. We reserve the right to cancel or reject any or all subscriptions before or after acceptance until the proceeds of this offering are released from escrow. We may also allocate shares among subscribers if the offering is oversubscribed. In deciding which subscriptions to accept, we may take into account many factors, including:

    whether the subscriber is a resident of the PSA;

    the order in which subscriptions are received;

    a subscriber's potential to do business with or to direct customers to the bank; and

    our desire to have a broad distribution of stock ownership.

     If we reject any subscription, or accept a subscription but subsequently elect to cancel all or part of the subscription, we will refund the amount remitted for shares for which the subscription is rejected or canceled with interest. We will issue certificates for shares which have been subscribed and paid for promptly after we receive the funds out of escrow

     Prior to this offering, there has been no established public trading market for our common stock or the warrants, and we do not anticipate that an established market will develop. The offering price has been arbitrarily determined and is not a reflection of our book value, net worth or any other such recognized criteria of value. In determining the offering price of our common stock, our organizers considered, among other factors, prevailing market conditions and comparable de novo bank holding company capitalizations. There can be no assurance that, if a market should develop for our common stock, the post-offering market price will equal or exceed our $10.00 offering price.

Conditions of the Offering

     This offering is expressly conditioned upon the fulfillment of the following conditions. The offering conditions, which may not be waived, are as follows:

  at least $12,500,000 must be deposited with our escrow agent, The Bankers Bank;

  we must have received conditional approval of the Bank's charter application from the Florida Department;

  we must have received conditional approval of the Bank's deposit insurance application from the FDIC;

  we must have filed the application for approval of the Company as a bank holding company with the Federal Reserve; and

  we must not have canceled this offering prior to the time funds are withdrawn from the subscription escrow account.

Escrow of Subscription Funds

     Until all of the above offering conditions have been met, all subscriptions and documents delivered by subscribers will be placed in an escrow account with The Bankers Bank. Under the terms of the escrow agreement, a copy of which is attached as Appendix A, if all of the offering conditions are met, we will certify this fact to the escrow agent, and the escrow agent will release all funds to us, together with interest earned thereon less the escrow agent's fees and expenses.

     Specifically, prior to the release of the funds from the escrow account, the escrow agent will invest the funds in interest-bearing bank accounts, including savings accounts and bank money market accounts, short-term direct obligations of the United States Government and/or in short-term FDIC insured bank certificates of deposit, and will use any interest earned to pay the escrow agent's fees and expenses. We will invest all funds obtained after the release of the funds from the escrow account and before we infuse capital into the Bank in a similar manner. We will use the offering proceeds to purchase all of the capital stock of the Bank, to repay certain expenses incurred in our organization and for working capital purposes. See "Use of Proceeds" on page 19.

     If the offering conditions are not met by June 30, 2007, unless we notify the escrow agent of an extension, the escrow agent will promptly return to subscribers their subscription funds together with their proportionate share of the aggregate interest earned less the escrow agent's fees and expenses. If the offering conditions are not satisfied, the expenses incurred by the Company will be borne by our organizers and not by subscribers.

No assurance can be given that the funds in the escrow account can or will be invested at the highest rate of return available or that any profits will be released from the investment of these funds.

     If all of the offering conditions are satisfied, and we withdraw the funds from the subscription escrow account, all profits and earnings on the account will belong to the Company. If the minimum offering of 1,250,000 shares of common stock are sold before the expiration date, a minimum closing will be held. At that minimum closing, the funds will be released from the escrow account to the Company and subscribers to this offering will become shareholders of the Company. Thereafter, subscribers' funds will be paid directly to the Company, rather than the escrow agent, upon acceptance.

     The Bankers Bank, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of our common stock.

Failure to Obtain Final Approvals

     Although we believe it is unlikely, it is possible that subscribers whose funds were originally placed in the escrow account may lose a portion of their investment because while we may be able to fulfill the conditions of this offering, and thus be able to withdraw funds from the escrow account, we may fail to obtain final regulatory approvals from the Florida Department, FDIC or the Federal Reserve. When the conditions of this offering are met and funds are withdrawn from the escrow account, shares of our common stock will be issued to subscribers whose funds had been deposited in the escrow account. At that time, we will have received preliminary regulatory approvals and have begun banking operations but will not have satisfied the conditions imposed by the regulatory authorities for obtaining final approvals.

     Other than capitalizing the Bank with at least $10,750,000, obtaining final charter approval will be based on meeting various requirements, such as passing a pre-opening examination. Because of our experienced management team, we expect we will have little difficulty satisfying these requirements. In addition, we might not yet have then received the approval of the Federal Reserve with respect to the Company being able to operate as a bank holding company prior to withdrawing funds from the escrow account. We do, however, expect these approvals to be granted in due course and any conditions imposed in connection with such approvals to be procedural in nature and capable of prompt resolution.

     However, in the event our assumptions are incorrect and we are unable to obtain one or more of the final approvals after funds have been withdrawn from the escrow account, we will seek shareholder approval for dissolution and liquidation. Upon liquidation, we will promptly return to shareholders all funds, with interest, less all expenses of liquidation and all organization and pre-opening expenses incurred by us. It is possible that the amount returned to shareholders may be further reduced by amounts paid to satisfy claims of creditors, as discussed below.

     Once we issue shares to subscribers, the offering proceeds will be considered part of our general corporate funds and may be subject to the claims of our creditors, including claims against us that may arise out of actions of our officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering. If such an attachment occurred and it became necessary to dissolve and liquidate the Company, the payment process might be delayed. Further, if it became necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

PLAN OF DISTRIBUTION

General

     Offers and sales of the common stock will be made by our officers and directors, who will be reimbursed for their reasonable expenses but will not receive commissions or other remuneration. We believe these officers and directors will not be deemed to be brokers or dealers under the Securities Exchange Act of 1934 due to Rule 3a4-1. If we determine that engaging a placement agent to assist us is necessary in order to complete the offering, we will engage such an agent. Such agent's aggregate compensation will not exceed 5% of that portion of the subscription proceeds raised by the agent.

     We intend to sell most of our shares to individuals and businesses in the PSA and the surrounding area who share our desire to support a new local community bank. Our organizers will also offer our common stock to some of their personal contacts outside of this area. We will contact prospective investors through a combination of telephone calls, mail, and personal visits and meetings.

     Prior to this offering, there has been no public market for the shares. We do not expect a liquid market for our common stock to develop for several years, if at all. In general, if a secondary market develops, the shares other than those held by affiliates will be freely transferable in the market. See "Description of Capital Stock - Shares Eligible for Future Sale" on page 43.

How to Subscribe

     If you desire to purchase shares of our common stock, you should:

  Complete, date, and execute the subscription agreement you received with this prospectus;

  Make a check, bank draft, or money order payable to "The Bankers Bank, Escrow Account for Semoran Financial Corporation," in the amount of $10.00 times the number of shares you wish to purchase; and

  Deliver the completed subscription agreement and check to us at the following address:

Semoran Financial Corporation
Attention: Lloyd J. Weber
P.O. Box 180007
Casselberry, Florida 32718-0007

     No subscription agreement is binding until accepted by the Company, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. Rejected subscriptions, in whole or in part, will be returned to the subscriber without interest.

     If you have any questions about this offering or how to subscribe, please call Lloyd J. Weber or Malcolm S. MacDiarmid at (407) 401-8295. If you subscribe, you should retain a copy of the completed subscription agreement for your records. You must pay the subscription price at the time you deliver the subscription agreement.

     Determination of Offering Price

     We were only recently formed and the Bank is in the process of being organized. Therefore, the public offering price could not be set by referencing historical measures of our financial performance. In addition, prior to this offering, there has been no public market for our common stock. Therefore, the public offering price may not indicate the market price for our stock after this offering. The offering price of $10.00 per share in this offering has been arbitrarily determined by our organizers based on several factors, including prevailing market conditions and comparable de novo bank holding company capitalizations. In the event a market should develop for our common stock after completion of this offering, there can be no assurance that the market price will not be lower than the offering price in this offering.

     The Organizer Warrants, Director Warrants and the options to be granted to Mr. Richardson, our consultant, are being issued for risks undertaken, current and further services as directors and services currently rendered. Typically, the exercise price of such derivative securities is fixed at fair market value of the underlying equity security at the time of grant. Consistent with this principle, the organizers fixed the exercise price of these securities at what was determined to be the fair market value of the common stock, i.e. the offering price of $10.00 per share.

     The $11.50 exercise price of the Shareholder Warrants is designed to reflect the proposition that the purpose of such warrants is to provide the Company with a ready-made source of additional capital as it may need such capital within the next three years.

USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $12,283,500 if we sell the minimum amount of 1,250,000 shares of common stock in the offering, and up to approximately $19,783,500 if we sell the maximum amount of 2,000,000 shares of common stock in the offering, after deducting estimated organizational and offering expenses. Our organizers will have made advances for us in the aggregate amount of $810,000. Also, we will have undertaken the approximately $1,486,000 real estate loan and will have established a line of credit in the amount of up to $750,000, the real estate loan bearing interest at prime and the line of credit to bear interest at prime minus 1.00%. We estimate that we will owe $1,511,000 with respect to the real estate loan and $320,000 with respect to the line of credit on the date the proceeds of the offering are released from escrow. All of these funds will have been used to pay pre-opening expenses of the Company and the Bank prior to the completion of the offering. We intend to repay these advances and the line of credit and pay off the real estate loan with the proceeds we receive from this offering and the reimbursement from the Bank, a total of approximately $2,241,000 = (1,511,000 + 730,000) that we will have paid for the real estate (including carrying charges for three and one-half months) and in pre-opening expenses on behalf of the Bank. We believe that the minimum proceeds of $12,500,000 from the offering will satisfy the cash requirements for more than the next 12 months for both the Company and the Bank. The following two paragraphs describe the proposed use of proceeds by the Company and the Bank.

Use of Proceeds by the Company

     As shown, subject to regulatory approval, we will use $10,750,000 to capitalize the Bank if we complete the minimum offering. We will also capitalize the Bank with at least 50% of any amounts we raise in excess of $14,000,000. We will initially invest the remaining proceeds in United States government securities or deposit them with the Bank. In the long-term, we will use these funds for operational expenses and other general corporate purposes, including the provision of additional capital to the Bank, if necessary. We may also use the proceeds to expand, for example by opening additional facilities or, eventually, acquiring other financial institutions.

	Minimum Offering 1,250,000 shares	Mid-Range Offering 1,625,000 shares	Maximum Offering 2,000,000 shares
Gross proceeds from offering	$12,500,000	$16,250,000	$20,000,000

Offering expenses of the Company(1)	(216,500)	(216,500)	(216,500)
Investment in capital stock of the Bank (2)	(10,750,000)	(11,875,000)	(13,750,000)
Remaining proceeds	$ 1,533,500	$ 4,158,500	$ 6,033,500

__________

  These expenses include (i) the registration fee paid to the SEC, (ii) printing and engraving fees, (iii) legal fees and expenses, (iv) accounting fees, (v) state securities filing fees and expenses, and (vi) other miscellaneous disbursements. The total amount is an estimate, and the actual amount of any of these fees may differ from the respective estimate.

  This amount represents the funds we will use to capitalize the Bank from which the Bank will reimburse the Company for the approximately $1,511,000 cost of the real estate and $730,000 in pre-opening expenses incurred by the Company on behalf of the Bank, and is equal to $10,750,000, plus 50% of any amount in excess of $14,000,000 we receive in the offering. For additional information, See "Use of Proceeds by the Bank" below.

Use of Proceeds by the Bank

     The following table shows the anticipated use of the proceeds by the Bank. All proceeds received by the Bank will be in the form of an investment in the Bank's capital stock by the Company as described above. The estimated organizational and pre-opening expenses of the Bank of $730,000 will be incurred from the commencement of this offering through the opening of the Bank. We will pay for these expenses with advances made by our organizers, and with our proposed line of credit, until we break escrow, a condition of which is attaining the minimum offering.

     As shown in the table, subject to regulatory approval, the Bank will use the proceeds net of such expenses to:

    To pay for the real estate intended to be used for the main banking office;

    To renovate the main bank office building;

    Acquire the necessary furniture fixtures and equipment; and

    Using the remaining proceeds, make loans, purchase securities and other investments, pay salaries, marketing and advertising expenses and fees to the various vendors and service providers, and otherwise to conduct the core business of the Bank.

     Furniture, fixtures, and equipment will be capitalized and amortized over the life of the lease or over the estimated useful life of the asset. We also plan to open a branch office in Seminole County, Florida, during the second year of opening of the Bank, contingent upon approval by the Florida Department and the FDIC. We do not have any other definitive plans for expansion.
	Minimum Offering 1,250,000 shares	Mid-Range Offering 1,625,000 shares	Maximum Offering 2,000,000 shares
Investment by Semoran Financial Corporation in the Bank's capital stock	$10,750,000	$11,875,000	$13,750,000
Organizational and pre-opening expenses of the Bank(1)	(730,000)	(730,000)	(730,000)
Furniture, fixtures and equipment(2)	(586,000)	(586,000)	(586,000)
Cost of the real estate(3)	(2,711,000)	(2,711,000)	(2,711,000)
Remaining proceeds	$ 6,723,000	$ 7,848,000	$ 9,723,000

  Organizational costs are primarily consulting fees related to the incorporation and organization of the bank. Pre-opening costs are primarily employees' salaries and benefits, and other operational expenses related to the preparation for the bank's opening. These costs were incurred by the Company on behalf of the Bank and will be reimbursed to the Company by the Bank when escrow is broken.

  The amounts shown are estimates. The actual amounts may differ from the estimates.

  This amount consists of the cost of the .66 acre parcel and the existing building thereof, as well as the .40 acre adjacent property, and the estimated cost of demolishing the existing building and constructing a new 3,000-square-foot building and annex to serve as a four-lane drive-through facility.

CAPITALIZATION

     The following table shows our capitalization as of December 31, 2006, and our pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 1,250,000 and a maximum of 2,000,000 shares of our common stock in this offering. On September 30, 2006, Lloyd J. Weber, our Chairman and Chief Executive Officer, agreed to purchase ten shares of our common stock at a price of $10.00 per share. We will redeem these shares for $10.00 per share upon the issuance of shares in this offering. The number of shares showed as outstanding after giving effect to this offering does not include shares of our common stock issuable upon the exercise of any Shareholder, Organizer or Director Warrants, or any of the stock options the grant of which is described in this Prospectus. For additional information regarding the number and terms of those warrants and options, See "Description of Capital Stock of The Company - Organizer and Director Warrants" on page 42, and "Executive Compensation" on page 37.

	Actual	As Adjusted for Minimum Offering	As Adjusted for Maximum Offering
Shareholders' equity actual and as adjusted
Preferred stock, no par value per share; 5,000,000 shares authorized; no shares issued and outstanding	$-0-	$-0-	$-0-
Common stock, $.01 par value per share; 25,000,000 shares authorized; 1,250,000 shares issued and outstanding as adjusted (minimum offering); 2,000,000 shares issued and outstanding as adjusted (maximum offering)	$-0-	$12,500	$20,000
Common stock subscription receivable	$(100)	$-0-	$-0-
Additional paid-in capital	$100	$12,487,500	$19,980,000
Deficit accumulated during the development stage	$(596,866)(1)	$(1,130,000)(2)	$(1,130,000)(2)
Total shareholders' equity (deficit)	$(596,866)	$11,370,000	$18,870,000
Book Value per share (3)	N/A	$9.10	$9.44
Dilution	N/A	$.90	$.56

  This deficit reflects pre-opening expenses incurred through December 31, 2006, consisting primarily of professional and consulting fees and salaries and benefits.

  The "As Adjusted" accumulated deficit results from estimated organizational and pre-opening expenses of $1,130,000 for the Company and the Bank to be incurred through the Bank's target opening date in the third quarter of 2007. Actual organizational and pre-opening expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

  After giving effect to the receipt of the net proceeds from this offering, there is an immediate dilution in the book value per share of $.90 if we sell 1,250,000 shares and $.56 if we sell 2,000,000 shares, resulting from the recognition of pre-opening and offering expenses.

DIVIDENDS

     In light of regulatory restrictions, our anticipated losses during our first few years of operations and the need for us to retain and build capital, we plan to reinvest earnings and not pay dividends for the next several years. We will initially have limited sources of income other than dividends paid to us by the Bank. Our ability to pay dividends to our shareholders will therefore depend largely on the Bank's ability to pay dividends to us. In the future, we may begin income-producing operations independent from those of the Bank, which may provide alternative sources of income from which we may pay dividends to you. However, we can give you no assurance as to when, if at all, these operations may begin or whether they will be profitable.

     Bank holding companies and state chartered banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions, our anticipated losses during our first few years of operations and our need to retain and build capital, our board of directors plans to reinvest earnings for the period of time necessary to support successful operations. As a result, we do not plan to pay dividends until we recover any losses incurred and become profitable. Our future dividend policy will depend on our earnings, capital requirements and financial condition and on other factors that our board of directors considers relevant.

     Additionally, regulatory authorities may determine, under circumstances relating to the financial condition of the Company or the Bank, that the payment of dividends would be an unsafe or unsound practice and may prohibit dividend payment. See "Supervision and Regulation - Dividends" on page 50.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

General

     We are in the development stage and will remain in that stage until this offering is completed. The Company was incorporated on October 11, 2005 to serve as a holding company for the Bank. Throughout our organization, our main activities have been:

    seeking, interviewing and selecting our officers;

    preparing our business plan;

    applying for a state bank charter under the laws of the State of Florida;

    applying for FDIC deposit insurance;

    applying to become a bank holding company;

    identifying the sites for our banking facilities; and

    raising equity capital through this offering.

Financial Results and Plan of Operation

     From October 11, 2005, the date we began our organizational activities, through December 30, 2006, our net loss amounted to $596,866. Our estimated net loss for the period from January 1, 2007 through June 30, 2007, the anticipated opening date of the Bank, is $533,134. Our estimated net loss for the period from October 11, 2005 through June 30 2007 is $1,130,000. The losses set forth above are attributable to the following estimated expenses:

	October 11, 2005 -December 31, 2006	January 1, 2007 - June 30, 2007	October 11, 2005 - June 30, 2007
Employee compensation and benefits	(365,886)	(425,814)	(791,700)
Consulting & professional fees & costs	(174,341)	(8,159)	(182,500)
Lodging, travel, meals & entertainment expense	(19,314)	(30,686)	(50,000)
Telephone expenses and supplies	(12,589)	(22,411)	(35,000)
Marketing and printing expense	(11,336)	(52,664)	(64,000)
Application fees	(15,000)	(5,000)	(20,000)
Other pre-opening expenses	(5,224)	(56,576)	(61,800)
Less income realized	6,824	68,176	75,000
Total	(596,866)	(533,134)	(1,130,000)

     Our financial statements and related notes, which are included in this prospectus, provide additional information relating to the discussion of our financial condition. See "Index to Financial Report" on page F-1.

     We expect to complete our organizational activities and begin banking operations late in the second quarter of 2007. We plan to open a new banking facility on an approximately 1.1 acre site at 380 State Road 436 in Casselberry, Florida. The building, together with an annex containing a four-lane drive-through facility, the construction of which we anticipate would be completed in the third quarter of 2007, will be an office complex containing a total of 3,000 square feet, with the required number of parking spaces. The Bank plans to open a branch within the second year of operations.

     We will incur substantial expenses in establishing the Bank as a going concern, and we can give you no assurance that we will be profitable or that future earnings, if any, will meet the levels prevailing in the banking industry. Typically new banks are not profitable in their first year of banking operations and, in some cases are not profitable for several years. Once we begin banking operations, our future results will be determined primarily by our ability to manage effectively interest income and expense, to minimize loan and investment losses, to generate non-interest income, and to control non-interest expenses. Since interest rates will be determined by market forces and economic conditions beyond our control, our ability to generate net interest income will be dependent upon our ability to maintain an adequate spread between the rate earned on earning assets, such as loans and investment securities, and the rate paid on interest-bearing liabilities, such as deposits and borrowing.

     For more information about our plan of operations, See "Our Proposed Business" on page 26. This discussion includes a description of our proposed strategies, market area, competition, products and services.

Liquidity and Interest Rate Sensitivity

     Organizational Period. During our organizational period, our cash requirements have consisted principally of funding our pre-opening expenses, described above, as well as minor capital expenditures for the acquisition of the site for our initial main office facility.

     Since October 11, 2005, our pre-opening expenses have been funded through advances from the organizers. They will continue to be funded through June 30, 2007, by means of additional advances and draws from the line of credit. We plan to repay the advances and the line of credit after the close of this offering by using a portion of the proceeds of the offering. See "Use of Proceeds" on page 19.  After all of the conditions to the offering have been satisfied, The Bankers Bank will have released funds from the subscription escrow account to us.

     We expect to complete our organizational activities and begin banking operations late in the first quarter of 2007. Any delay in beginning our banking operations will increase our pre-opening expenses and postpone our realization of potential revenues. Such a delay may occur as a result of, among other things, delays in receiving requisite regulatory approvals or our inability to achieve the minimum offering of $12,500,000. In the event we experience an extended delay in beginning our banking operations, we may be required to exhaust the entire $750,000 available under the line of credit and even to seek additional borrowings. There can be no assurance that we will be able to obtain such additional financing on satisfactory terms.

     Commencement of Banking Operations. Since we have been in the development stage, there are no operating results to present at this time. Nevertheless, once we begin banking operations, net interest income, our primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, we intend to structure our balance sheet so we will have regular opportunities to "reprice" or change the interest rates on our interest-bearing assets and liabilities. Imbalance in these repricing opportunities at any point in time constitutes interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities in order to reduce the impact of interest rate fluctuations on the net interest margin. We will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize our overall interest rate risks.

     We will evaluate regularly our balance sheet's asset mix in terms of several variables, including yield, credit quality, appropriate funding sources and liquidity. To effectively manage our balance sheet's liability mix, we plan to focus on expanding our deposit base and converting assets to cash as necessary.

     As we continue to grow, we will restructure our rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. Our Asset/Liability/Investment Committee will meet on a quarterly basis to develop a strategy for the upcoming period.

     For an operating bank, liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Initially, we expect that a portion of the net proceeds of the offering will be available for working capital purposes and will provide funds for these purposes. See "Use of Proceeds" on page 19. In addition, we can obtain these funds by converting assets to cash or by attracting new deposits. Through our banking operations, our ability to maintain and increase deposits will serve as our primary source of liquidity. To provide additional sources of liquidity, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta.

     Other than this offering and as discussed above, we know of no trends, demands, commitments, events or uncertainties that should result in, or are reasonably likely to result in, our liquidity increasing or decreasing in any material way in the foreseeable future.

     Capital Adequacy

     There are now two primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative perpetual preferred stock, and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8%, with at least 4% consisting of tier 1 capital. For the first three years of operation, the Bank will be required to maintain an 8% tier 1 capital ratio.

     The second measure of capital adequacy relates to the leverage ratio. The FDIC has established a 3% minimum leverage ratio requirement. The leverage ratio is computed by dividing tier 1 capital into total assets. In the case of the Bank and other banks that are experiencing growth or have not received the highest regulatory rating from their primary regulator, the minimum leverage ratio should be 3% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.

     We believe that the net proceeds of this offering will satisfy our capital requirements for at least the next 12 months following the opening of the Bank. We believe all anticipated material expenditures for this period have been identified and provided for out of the proceeds of this offering. For additional information about planned expenditures, See "Use of Proceeds" on page 19. For additional information about our plan of operations, See "Our Proposed Business" on page 26.

Recently Issued Accounting Standards

     The following is a summary of recent authoritative pronouncements that affect our accounting, reporting, and disclosure of financial information.

     In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"). SFAS No. 123(R) will require companies to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. In addition, the adoption of SFAS No. 123(R) requires additional accounting and disclosures related to the income tax and cash flow effects resulting from share-based payment arrangements. SFAS No. 123(R) is effective beginning as of the first annual reporting period beginning after December 15, 2005. We intend to adopt this standard upon opening of the Bank.

     In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance issued Staff Accounting Bulletin ("SAB") No.107 to provide guidance regarding the application of SFAS No.123(R). SAB No. 107 provides interpretive guidance related to the interaction between SFAS No.123(R) and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB No. 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to SFAS No.123(R).

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets-an amendment of APB Opinion No. 29." The standard is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and eliminates the exception under ABP Opinion No. 29 for an exchange of similar productive assets and replaces it with an exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The standard is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on our financial position or results of operations.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS No. 154 establishes retrospective application as the required method for reporting a change in accounting principle, unless it is impracticable, in which case the changes should be applied to the latest practicable date presented. SFAS No. 154 also requires that a correction of an error be reported as a prior period adjustment by restating prior period financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

     In March 2004, the FASB issued Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." This issue addresses the meaning of other-than-temporary impairment and its application to investments classified as either available for sale or held to maturity under SFAS No. 115 and it also provides guidance on quantitative and qualitative disclosures. The disclosure requirements in paragraph 21 of this Issue were effective for annual financial statements for fiscal years ending after December 15, 2003.

     The recognition and measurement guidance in paragraphs 6-20 of this Issue was to be applied to other-than-temporary impairment evaluations in reporting periods beginning after June 15, 2004, but was delayed by FASB action in October 2004 through the issuance of a proposed FASB Staff Position ("FSP") on the issue. In July 2005, the FASB issued FSP FAS 115-1 and FAS 124-1 - "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." This final guidance eliminated paragraphs10-18 of EITF-03-1 (paragraphs 19-

20 have no material impact on the financial position or results of operations of the Company) and will be effective for other-than-temporary impairment analysis conducted in periods beginning after December 15, 2005. We have evaluated the impact that the adoption of FSP FAS 115-1 and FAS 124-1 and has concluded that the adoption will not have a material impact on financial position and results of operations upon adoption.

     In December 2005, the FASB issued FSP SOP 94-6-1, "Terms of Loan Products that May Give Rise to a Concentration of Credit Risk." The disclosure guidance in this FSP is effective for interim and annual periods ending after December 19, 2005. The FSP states that the terms of certain loan products may increase a reporting entity's exposure to credit risk and thereby may result in a concentration of credit risk as that term is used in SFAS No. 107, either as an individual product type or as a group of products with similar features. SFAS No. 107 requires disclosures about each significant concentration, including "information about the (shared) activity, region, or economic characteristic that identifies the concentration." The FSP suggests possible shared characteristics on which significant concentrations may be determined which include, but are not limited to borrowers subject to significant payment increases, loans with terms that permit negative amortization and loans with high loan-to-value ratios.

     This FSP requires entities to provide the disclosures required by SFAS No. 107 for loan products that are determined to represent a concentration of credit risk in accordance with the guidance of this FSP for all periods presented. The Company adopted this disclosure standard effective December 31, 2005.

     Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

OUR PROPOSED BUSINESS

Background

     The Company. The Company was incorporated as a Florida corporation on October 11, 2005, to serve as a bank holding company for the Bank. After receiving conditional approval of the Bank's charter application and of the application for deposit insurance from the FDIC, we plan to apply to the Federal Reserve and the Florida Department for approval to act as a bank holding company and capitalize the Bank. Upon receiving all necessary regulatory approvals, we will become a bank holding company within the meaning of the Bank Holding Company Act when we purchase the Bank's common stock. We plan to use $10,750,000 of the net proceeds of this offering to capitalize the Bank. In return, the Bank will issue all of its common stock to us, and we will be its sole shareholder. Initially, the Bank will be our sole operating subsidiary. See "Supervision and Regulation" on page 47.

    The Company has been organized to make it easier for the Bank to serve its future customers. The holding company structure provides flexibility for expanding our banking business by possibly acquiring other financial institutions and providing additional capital and banking-related services. A holding company structure will make it easier for us to raise capital for the Bank because we will be able to issue securities without the need for prior banking regulatory approval and the proceeds of debt securities issued by the holding company can be invested in the bank as primary capital.

     The Bank. On November 14, 2006, we filed applications on behalf of the Bank with the Florida Department to organize as a state bank and with the FDIC to obtain insurance for the Bank's deposits. The Bank will not be authorized to conduct its banking business until it obtains final approval, i.e. a charter from the Florida Department. The issuance of the charter will depend, among other things, upon the Bank's receipt of at least $10,750,000 in capital from the Company and upon compliance with certain other conditions imposed by the Florida Department. These conditions are generally designed to familiarize the Bank with Florida state bank operating requirements and to prepare it to begin business operations. We expect the Bank will open for business in the third quarter of 2007.

Market Opportunities

     Primary Service Area. The Bank will have a primary service area consisting of a five-mile radius emanating out from the proposed location for the Company and the Bank, 380 State Road 436, Casselberry, FL 32707, Seminole County. Our main office in Casselberry will be located approximately ten (10) miles north of the Metropolitan Orlando, Florida, downtown center, in Orlando, Florida. During the second year of operations, the

Company plans to apply for and, if approved, open a second branch office to be located in an as-yet to be determined location in Florida. The timing and location of all bank offices will be dependent upon market conditions, bank performance and need.

     Economic and Demographic Factors. According to Claritas, Inc., the estimated population of the PSA in 2005, was 220,125, having grown from 2000 to 2005 at an average rate of 2.51%. Claritas, Inc., projects the PSA population to grow to 228,301 by 2010, at an average growth rate of 3.71%. According to Claritas, Inc., the estimated number of housing units within the PSA in 2005 was 88,906, having grown at an average annual rate of 3.65%; the number of housing units is projected to grow by 2010 to 93,114, at an average annual rate of 4.73%. According to Claritis, Inc., the median age of the population within the PSA was a relatively young 38.36, with 44.8% of the total population being age 34 or younger.

     Claritas, Inc. reports that in 2005, the average family household income within the PSA was $83,707, compared to $71,768 for the Orlando Core-Based Statistical Area ("CBSA") and $70,871 for the State of Florida as a whole. The relative affluence of the population within the PSA is reflected in the deposit growth. According to the FDIC, during 2001-2006, total deposits went from $592 million to $1,273 million, at an annual growth rate of 22.97%, much higher than the growth rate for the Orlando MSA (of 14.51%) and for the State of Florida (of 12.62%).

     Industry, Labor and Employment. According to Claritas, Inc., the PSA market areas exhibits developed and diversified expanding economies, the most significant areas of employment being in management, professional or sales categories. These sectors employ 70.83% of total employment. The Orlando CBSA also shows high concentration of employment in these three categories, making up 62.52% of total employment. The State of Florida shows 61.48% in these three groups. These findings correlate with the earlier data showing a higher median income in the PSA than in the State of Florida.

     Competition. The banking business within the PSA is highly competitive. The Bank will compete with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in its primary service areas. As of June 30, 2006, the financial institutions conducting deposit gathering business in the zip codes that are within three miles of the PSA are shown in the chart below. The chart also shows the number of offices reporting deposit gathering to the FDIC by each institution and the deposit levels of each institution, as well as deposit of market shares and growth rate in deposits over the last year.

PSA Deposit Base and Market Share Information as of June 30, 2006

Financial Institution	Offices	Deposits ($000)	Market Share	Increase in Deposits since 2005
AmSouth Bank (Birmingham, AL)	2	52,996	4.2%	34.98%
Bank of America (Charlotte, NC)	4	211,906	16.6%	8.81%
Colonial Bank (Montgomery, AL)	1	27,666	2.2%	6.94%
Federal Trust Bank (Sanford, FL)	1	27,658	2.2%	N/A
Peoples 1st Community Bank (Panama City, FL)	1	13,112	1.0%	N/A
R-G Crown Bank (Casselberry, FL)	1	422,235	33.2%	83.35%
Suntrust Bank (Atlanta, GA)	3	203,348	16.0%	5.58%
Trustco Bank (Glenville, NY)	2	4,103	0.3%	N/A
United Heritage Bank (Orlando, FL)	1	17,203	1.4%	N/A
Wachovia Bank (Charlotte, NC)	3	143,907	11.3%	13.96%
Washington Mutual Bank (Stockton, CA)	4	149,354	11.7%	16.50%
Totals	23	1,273,488		22.97%

    We will compete directly with many of the institutions named in the table above. Additionally, we anticipate further competition as existing institutions in the market expand their branch networks or as institutions from other markets branch into our PSA.

     We recognize that most of our competitors have substantially greater resources and lending limits than we will have and provide other services, such as extensive and established branch networks and trust services, which we do not expect to provide initially. As a result of these competitive factors, we may have to pay higher interest rates to attract depositors or extend credit with lower interest rates to attract borrowers. However, we will attempt to minimize these competitive factors and attract new banking relationships by offering our customers a personalized approach to banking.

     As shown in the table above, a number of large national and regional institutions have entered or expanded in our PSA as a result of the acquisition of smaller community banks. These large national and regional institutions are well established within our PSA, holding over 62% of total deposits.

     With respect to these large national and regional institutions, many of the customer service functions, as well as authority for loan approval, are located outside of our PSA. We believe an attractive opportunity exists for a new bank that positions itself as a locally-owned community bank headquartered in Seminole County. We intend to differentiate the Bank from our competitors primarily through our active calling programs for directors and officers, our involvement in the communities we serve, the quality and experience of our staff and our convenient office locations.

Philosophy and Strategy

     Our philosophy will be to operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in our PSA. We have adopted this philosophy in order to attract customers and acquire market share now controlled by other financial institutions in our Primary Service Area. Accordingly, to carry out our philosophy we have developed a business strategy involving the following key elements:

    Experienced Senior Management. Lloyd J. Weber, Malcolm S. MacDiarmid and Donald J. Bugea, Jr., the three members of our senior executive team, possess extensive banking experience and substantial business and banking contacts in Seminole County.

    Quality Employees. We intend to hire highly trained and seasoned staff, preferably with existing customer relationships established through prior banking experience. We plan to train our staff to answer questions about all of our products and services so that the first employee the customer encounters can not only resolve the customer's banking related questions, but can also suggest products and services that may be of interest to the customer. We are committed to hiring experienced and qualified staff, although this may result in higher personnel costs than are typically experienced by similar financial institutions

    Community-Oriented Board of Directors. A portion of the boards of directors of the Company and the Bank will consist predominately of long time residents of our PSA and will be sensitive and responsive to the needs of the communities we serve. Additionally, our board of directors will represent a wide array of business experience and community involvement. We expect that the directors will bring substantial business and banking contacts to the Bank as a result of their experience and involvement.

    Officer and Director Call Program. We intend to implement an active officer and director call program to promote the Bank. The purpose of this call program will be to visit prospective customers, to describe our products and services and to invite them to do business with the Bank.

    Individual Customer Focus. We will focus on providing individualized service and attention to our target customers, which include individuals and small to medium-sized businesses. As our employees, officers and directors become familiar with our customers, we will respond to credit requests quickly and be more flexible in approving loans based on asset quality and personal knowledge of the customer.

    Local Decision Making. We plan to position the Bank as a locally-owned, community bank focused on being more responsive to customer requests and to the banking needs of individuals and businesses within the communities we serve.

    Highly Visible Site. Initially, we will have a location that will be located within the PSA, expanding to two locations within the first year. We believe that these locations will enhance our image as a strong competitor.

    Marketing and Advertising. We plan to promote the Bank and to develop its image as a community-oriented bank with an emphasis on quality service and personal contact. We will also use traditional sources such as local newspaper advertisements and local event sponsorship; however, we plan to focus our marketing efforts on our formal calling program to leverage existing relationship of directors and executive officers.

    Offer Fee-Generating Products and Services. Our range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract our target customers and increase our market share. We will offer small businesses, professionals, entrepreneurs and consumers superior loan services while charging appropriate fees for such services and using technology and engaging third-party service providers to perform some functions at a lower cost to increase fee income. We believe our broad array of products and services will enhance our consumer and business banking relationships.

    Capitalize on Trend Toward Consolidation. We believe that consolidation in the banking industry will continue, resulting in many individuals and small to medium-sized businesses being dissatisfied with the upheaval in their banking relationships. We expect to capitalize on continued industry consolidation. By positioning ourselves as a community bank that is interested in delivering personal service, we believe that we will draw many of those dissatisfied customers to us.

     We believe that by implementing the strategies discussed above we will be able to attract sufficient customers and market share in our primary service area to be successful and obtain profitability. However, we can not provide any assurances that we will be able to implement these strategies or that these strategies, when implemented, will be successful.

Lending Services

     Lending Policy. The Bank is being established to generally support the PSA; consequently, we will aggressively lend money to creditworthy borrowers within that area. Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta which will permit us to borrow against our loan portfolio at preferred rates. We will emphasize real estate-related loans, including construction loan for residential and commercial properties, and primary and secondary mortgage loans for the acquisition or improvement of personal residences, as well as commercial loans to small- and medium-sized businesses and professional concerns. We will also emphasize consumer loans to individuals.

     We estimate that, after three years of banking operations, our loan portfolio will be comprised of the following:
Loan Category	Percentage of Loan Portfolio
Commercial real estate loans	27.0%
Construction and development loans	44.5%
Commercial loans to small- and medium- sized businesses	22.0%
Consumer loans	6.5%

     We plan to avoid concentrations of loans to a single industry or based on a single type of collateral. To address the risks inherent in making loans, we will maintain an allowance for loan losses based on, among other things, an evaluation of our loan loss experience, the amount of past due and nonperforming loans, current and anticipated economic changes and the values of certain loan collateral. Based upon such factors, our management will make various assumptions and judgments about the ultimate collectibility of the loan portfolio and provide an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans. However, because there are certain risks that cannot be precisely quantified, management's judgment of the allowance is necessarily an approximation and imprecise. The adequacy and methodology of our allowance for loan losses will be subject to regulatory examination and compared to a peer group of financial institutions identified by the bank's regulatory agencies.

     Loan Approval and Review. Our loan approval policies will provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer's lending authority, either an officer with a higher lending limit or our Loan Committee will determine whether to approve the loan request. We will not make any loans to any of our directors or executive officers unless our board of directors first approves the loan, and the terms of the loan are no more favorable than would be available to any comparable borrower.

     Lending Limits. Our lending activities will be subject to a variety of lending limits imposed by law. Differing limits apply in some circumstances based on the type of loan or the nature of the borrower, including the borrower's relationship to the Bank. Our management team has not yet established any minimum or maximum loan limits and intends to comply with the applicable statutory lending limits. These limits will increase or decrease as our capital increases or decreases as a result of its earnings or losses, among other reasons. We may sell participations in our loans to other financial institutions in order to meet all of the lending needs of loan customers. Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Atlanta which will permit us to borrow against our loan portfolio at preferred rates.

     Credit Risks. The principal economic risk associated with each category of loans that we expect to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

     With respect to real estate loans generally, the ability of a borrower to repay a real estate loan will depend upon a number of economic factors, including employment levels and fluctuations in the value of real estate. In the case of a real estate purchase loan, the borrower may be unable to repay the loans at the end of the loan term and may thus be forced to refinance the loan at a higher interest rate, or, in certain cases, the borrower may default as a result of its inability to refinance the loan. In either case, the risk of nonpayment by the borrower is increased. In the case of a real estate construction loan, there is generally no income from the underlying property during the construction period, and the developer's personal obligations under the loan are typically limited. Each of these factors increases the risk of nonpayment by the borrower. The marketability of all real estate loans, including adjustable rate mortgage loans, is also generally affected by the prevailing level of interest rates.

     The well established financial institutions in our PSA are likely to make proportionately more loans to medium- to large-sized businesses than we will make. Many of our anticipated commercial loans will be made to small- to medium-sized business that may be less able to withstand competitive, economic and financial pressures than large borrowers. Our commercial loan portfolio is expected to consist of loans to individual, partnership and corporate borrowers that are primarily located in Seminole and Orange Counties. Florida. Accordingly, we anticipate that our commercial borrowers will reflect the diversified businesses of our two primary service areas, and will principally include service, retail trade and manufacturing firms. The risks associated with commercial loans depend to a large extent upon various economic factors, including the strength of the economy in each of our two primary service areas and the ability of our commercial borrowers to properly evaluate and respond to a changing marketplace. In addition, our commercial borrowers will likely face risks related specifically to the unique nature of their business. For example, service and retail trade firms may incur risks associated with labor shortages and consumer preference changes, while manufacturing firms may incur risks associated with raw material and labor shortages, as well as currency fluctuations.

     Consumer loans generally involve more credit risks than other loans because of the type and nature of the underlying collateral or because of the absence of any collateral. Consumer loan repayments are dependent on the borrower's continuing financial stability and are likely to be adversely affected by job loss, divorce and illness.

Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the case of default. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. Although the underwriting process for consumer loans includes a comparison of the value of the security, if any, to the proposed loan amount, we cannot predict the extent to which the borrower's ability to pay, and the value of the security, will be affected by prevailing economic and other conditions.

     Real Estate Loans. We will make commercial real estate loans and construction and development loans. These loans will include some commercial loans where we will take a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans.

     *   Commercial Real Estate. Our commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, with an origination fee generally being charged on each loan funded. We will attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80%. We will also project minimum levels of net projected cash flow available for debt service based on the type of loan. In addition, we may require personal guarantees from the principal owners of the property supported by a review by our management of the principal owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, employment rates, tenant vacancy rates and the quality of the borrower's management. In addition, commercial real estate loans are generally riskier than residential real estate loans because such commercial properties may be limited to a specific use making it more difficult to sell such properties to recover loan losses. We will attempt to limit our risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

     *   Construction and Development Loans. Our construction and development loans will be made both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine to twelve months and interest is paid periodically. The ratio of the loan principal to the value of the collateral as established by independent appraisal will not generally exceed 80%. Additionally, speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or appraiser.

     Construction and development loans generally carry a higher degree of risk than long term financing of existing properties. Repayment usually depends on the ultimate completion of the project within cost estimates and on the sale of the property. Specific risks include cost overruns, mismanaged construction, inferior or improper construction techniques, economic changes or downturns during construction, a downturn in the real estate market, rising interest rates which may prevent sale of the property and failure to sell completed projects in a timely manner. We will attempt to reduce risk by obtaining personal guarantees where possible, and by keeping the loan-to-value ratio of the completed project below specified percentages. We may also reduce risk by selling participations in larger loans to other institutions when possible.

     Commercial Loans. Another component of our loan portfolio will be loans for commercial purposes. Our commercial loan portfolio is expected to consist of loans principally to retail trade, service and manufacturing firms located in each of our primary service areas. The terms of these loans will vary by purpose and by type of underlying collateral, if any. We will typically make equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory, or other collateral, as well as personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The primary risk for commercial loans is the failure of the business due to economic and financial factors. As a result, the quality of the commercial borrower's management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower's creditworthiness and our decision to make a commercial loan.

     Consumer Loans. We will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and home equity lines of credit. The primary risk associated with consumer loans is that repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars, and trailers, the loan should be amortized over the useful life of the asset. We plan to limit each borrower's fixed monthly obligations to less than 45% of the borrower's gross monthly income in order to minimize the risk that the borrower will be unable to satisfy the monthly payment obligations related to the loan. The borrower will generally be required to be employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. Consumer loans will generally be made at a fixed rate of interest. While we believe our policies will help minimize losses in the consumer loan category, because of the nature of the collateral, if any, it may be more difficult to recover any loan losses.

Investments

     In addition to loans, we will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. These investments will include U.S. Treasury bills with treasury notes, as well as investments in securities of federally sponsored agencies, such as Federal Home Loan Bank bonds. In addition, we may also invest in federal funds, negotiable certificates of deposit, banker's acceptances, mortgage backed securities, corporate bonds and municipal or other tax-free bonds. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. Our Asset/Liability/Investment Committee will review the investment portfolio on an ongoing basis in order to ensure that the investments conform to our policy as set by our board of directors.

Asset and Liability Management

     Our Asset/Liability/Investment Committee will manage our assets and liabilities and will strive to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity and adequate liquidity. The committee will conduct these management functions within the framework of written loan and investment policies that we will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

Deposit Services

     We will seek to establish solid core deposits, including checking accounts, money market accounts, savings accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, we will employ an aggressive marketing plan in our primary service area and feature a broad product line and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in our primary service area. We plan to obtain these deposits through personal solicitation by our officers and directors, direct mail solicitations and advertisements in the local media. In order to attract our initial deposit base, we may offer higher interest rates on various deposit accounts.

Other Banking Services

     Other anticipated bank services include personal internet banking with bill-pay, overdraft protection, direct deposit, wire transfers, night depository, safe deposit boxes, travelers' checks, debit cards and automatic drafts. We plan to become associated with a shared network of automated teller machines that our customers will be able to use throughout Florida and other regions. We may offer annuities, mutual funds and other financial services through a third party that has not yet been chosen. We also plan to offer MasterCard® and VISA® credit card services through a correspondent bank as an agent for the bank. We will not exercise trust powers during our early years of operation.

We may in the future offer a full-service trust department, but cannot do so without additional approvals of the Florida Department.

Marketing and Advertising

     Our target customers will be the residents and the small- to medium-sized businesses and their employees located in our two primary service areas.

     We intend to develop our image as a community-oriented bank with an emphasis on quality service and personal contact. While we plan to utilize traditional advertising mediums such as local newspapers and local event sponsorship, we plan to focus our marketing efforts on leveraging the existing relationships of our directors and management, principally through our formal calling program.

Employees

     When it begins operations, the Bank will have approximately 10 full-time employees. We do not expect the Company to have any employees who are not also employees of the Bank.

Office Facilities

     We expect to demolish the existing building and construct a new 3,000-square-foot building and an annex to house a four-lane drive-through facility, to serve as our executive office and the Bank's main banking facility, on the approximately 1.1 acres located at 380 State Road 436, Casselberry, Florida 32707. The projected total cost of this complex is $2,711,000. The cost of furnishing and equipping the facility is projected to be $586,000.

Legal Proceedings

     As of the date of this prospectus, there were no legal proceedings to which we, or any of our properties, were subject.

MANAGEMENT

General

     The following table sets forth, for the directors and executive officers of the Company and the Bank, (i) their names, and ages as of December 31, 2006, (ii) their respective positions with us, (iii) the number of shares of common stock we expect to be beneficially owned by them after this offering, and (iv) the number of shares subject to Organizer and Director Warrants and stock options we expect them to receive when we complete this offering and open the Bank. The address of each of the individuals below is the address of our main office.

Name and Address (Age) Directors and Executive Officers	Positions to be Held	Number of Shares Expected to be Purchased in the Offering	Shares Subject to Shareholder Warrants	Shares Subject to Organizer and DirectorWarrants	Shares Subject to Options at Minimum/Maxi- mum Offerings
J. Michael Bass (54)	Director	10,000	5,000	10,000	-0-
James P. Berko (63)	Director	10,000	5,000	10,000	-0-
*Donald J. Bugea, Jr. (53)	Executive Vice President and Chief Financial Officer	20,000	10,000	-0-	15,000
Andre P. Callen (36)	Director	50,000	25,000	50,000	-0-
Albert R. Cook (56)	Director	10,000	5,000	10,000	-0-
Christine M. Engell (52)	Director	15,000	7,500	15,000	-0-
Robert C. Hartnett (68)	Director	25,000	12,500	25,000	-0-
William M. Hufford (59)	Director	15,000	7,500	15,000	-0-
Charles A. Lacey (52)	Director	15,000	7,500	15,000	-0-
Malcolm S. MacDiarmid (64)	President and Chief Lending Officer, Director	20,000	10,000	20,000	40,000
James A. Priebe (40)	Director	20,000	10,000	20,000	-0-
**Jonathan C. Seib (30)	Director	32,250	12,500	32,250	-0-
**Todd A. Seib (29)	Director	32,250	12,500	32,250	-0-
Buddy W. Sharpe (64)	Director	25,000	12,500	25,000	-0-
Emile Skura (75)	Director	60,000	30,000	60,000	-0-
Lloyd J. Weber (65)	Chairman and Chief Executive Officer, Director	20,000	10,000	20,000	40,000
Aubrey H. Wright (60)	Director	3,000	1,500	3,000	-0-
Total Ownership by Directors and Officers as a Group		382,500	191,250	362,500	95,000

*Indicates a director of neither the holding company nor the Bank

**Indicates a director of the Company only.

     The directors of the Company serve staggered terms, which means that one-third of the directors will be elected each year at our annual meeting of shareholders. Accordingly, our board of directors is divided into three classes, with Messrs. Cook, Hufford, Lacey, MacDiarmid, Priebe and Wright serving as Class I directors, Messrs. Berko, Callen, Hartnett, Jonathan Seib and Ms. Engell serving as Class II directors, and Messrs. Bass Todd Seib, Sharpe, Skura and Weber serving as Class III directors. The initial term of the Class I directors expires in 2008, the initial term of the Class II directors expires in 2009, and the initial term of the Class III directors expires in 2010. Thereafter, each director, if reelected, will serve for a term of three years. Our officers are appointed by our board of directors and hold office at the will of our board. See "Important Provisions of the Company's Articles of Incorporation and Bylaws" on page 43.

     Each person listed in the table as a proposed director of the Bank will, upon approval of the Florida Department, serve until the Bank's first shareholder's meeting, which will convene shortly after the Bank receives its charter. The Company, as the sole shareholder of the Bank, will nominate each proposed director to serve as a director of the Bank at that meeting. After the first shareholder's meeting, directors of the Bank will serve for a term of one year and will be elected by the Company each year at the Bank's annual shareholder meeting. The Bank's officers will be appointed by its board of directors and will hold office at the will of its board.

     The following is a biographical summary of each of our directors and executive officers.

James Michael Bass has served as the President of PrimeQuest Wealth Management, a Maitland, Florida-based financial planning and investment management firm, since 2005. For eleven years prior to 2005, he was the principal of JMB Financial Group, an Altamonte Springs, Florida-based wealth management firm. Mr. Bass is a member of the Private Business Association of Seminole, member of the board of Work Force Foundation, and an alternate board member of the Seminole County Board of Adjustment. He holds BCC and MBC degrees from the University of Florida

Donald J. Bugea, Jr. has over 30 years of banking experience. During 2005, Mr. Bugea served as Executive Vice President and Chief Financial Officer for each of CNBS Financial Group, Lake Mary, Florida, and Statewide Bank, Covington, Louisiana. During 2001-2004, Mr. Bugea served as Executive Vice President and Investment Officer at National Bank of Commerce of Mississippi (now known as Cadence Bank), Starkville, Mississippi. He is a CPA in Louisiana and a graduate of Louisiana State University with a degree in Accounting.

James P. Berko has served in the mental health community for over 30 years, the last twenty-three of which have been as Executive Director at Seminole Community Mental Health Center. He holds a certification from the Academy of Certified Social Workers and from the Association of Mental Health Administrators, having received his BA from Albright College, and his M.S.W. from Rutgers University.

Andre P. Callen has served for as Vice President and Director of H.I. Development Corporation, a Tampa, Florida-based hotel, resort and casino management company, operating throughout the State of Florida as well as Puerto Rico, since 1995. He is also an officer and director of numerous other companies that own hotels, real estate, and other assets. Mr. Callen holds a B.A. degree from Boston University.

Albert R. Cook is the President of Albert R. Cook, P.A., attorneys at law, and has been a practicing attorney in Florida since he graduated from the University of Florida Law School in 1975, specializing in commercial law He is a former JAGC Officer in the U.S. Army. Mr. Cook is the President of the Casselberry Rotary Club, and is a charter member of the Casselberry Chamber of Commerce.

Christine P. Engell has served as Executive Director of the Central Florida Association of Insurance and Financial Advisors since 1997. She holds an A.A. degree from Wheeler Business School.

Robert C. Hartnett has served as the managing partner of Government Services Associates, an Orlando and Tallahassee, Florida-based lobbying firm, since 1983. He has also served as President and Chief Executive Officer of Shamrock Realty, Inc. and Hartnett Realty, Inc., each a Florida-based real estate brokerage company, for at least the last five years. In 2005, Mr. Hartnett was appointed a member of the Orlando Housing Authority and, since 1985, has served on the Greater Orlando Aviation Authority. In 1997, Mr. Hartnett founded and has served as the Executive Director of Transportation and Expressway Authority Members of Florida, a trade association. During 1966-1974, he represented Dade County, Florida, in the Florida House of Representatives, serving as Majority Floor Leader (1970-1974), Chairman of the Banking and Finance Committee (1968-1974) and Chairman of the Select Committee, Equal Rights Amendment (1970-1972). Mr. Hartnett holds a B.B.A degree from the University of Miami.

William M. Hufford has served as the President and a principal of Lighthouse Business Advisors, LLC, a Cassellberry, Florida-based business consulting company, since 2006. Before 2006, he spent 32 years in banking. Mr. Hufford holds a B.S. degree from Purdue University and an M.B.A. from the University of Central Florida.

Charles A. Lacey has served as President of QTS Management Corporation, an investment management company since 2000. Previously, from 1992 to 2000, he worked for Intel Corporation in a variety of capacities, most recently as a Manager of Financial Markets for North and South America. He holds a B.S. degree in finance from Florida State University.

Malcolm S. MacDiarmid has been in banking for over 38 years. He has held various management positions in lending, retail operations, internal audit and branch administration with both community banks and regional bank holding companies. During 2004-2005, he served as a loan officer and underwriter with Mortgage Architects, an Orlando-based mortgage company. From April 2002 to December 2004, he served as Senior Vice President with

Riverside Bank of Central Florida in Winter Park, Florida, with responsibilities as senior lender, chief credit officer and chief operating officer. From June to November 2001, he was Senior Vice President and Area Executive for Southern Community Bank in Altamonte Springs, Florida. He served as Vice President and Commercial Banker with Bank of Central Florida from December 2000 to May 2001. From 1992-2000, he was First Vice President in various management positions in retail and commercial banking with SunTrust Bank in Orlando, Florida. Mr. MacDiarmid holds an AB degree from Davidson College, North Carolina, and has completed the Graduate School of Banking at LSU. He has served as a member and officer of several civic organizations through the years, including Past President and Director of the Rotary Club of Casselberry and Director of the Seminole Community Mental Health Center.

James A. Priebe has been a private investor since November 2004. During March 2003-November 2004, he served as a Director of Legal Affairs and General Counsel of Diversified Corporate Resources, Inc., a Dallas-based publicly-held staffing firm; during May 2002-March 2003, he served as a principal of a Dallas-based private telecom finance company; and, during March 2000-May 2002, he served as Vice President and Managing Director of Allegiance Capital Corporation, a Dallas-based investment banking firm. Mr. Priebe holds BA and JD degrees from the University of Wisconsin.

Jonathan C. Seib has served as Senior Vice President of Avalon Residential Care Homes, Inc., a Dallas-based operator of twelve Alzheimer's care homes, since January 1999. Mr. Seib received his Bachelor of Arts degree from the University of North Texas. Mr. Seib is the brother of director Todd A. Seib.

Todd A. Seib has been a mortgage lender with Pacesetter Wholesale Lending Group, Inc., a Dallas-based mortgage company, since 1999. He graduated from Saint Edwards University with a Bachelor of Business Administration degree. Todd Seib is the brother of director Jonathan C. Seib.

Buddy W. Sharpe has been a principal of Hardwood Cabinets, Inc., an Ashland, Alabama-based manufacturer of solid wood cabinets, since 1991. He has also owned and served as an officer of several other enterprises engaged in trucking and timber. He is a member of Bahia Shrine and is a Master Mason.

Emile Skura has owned and served as President of Accu Span Truss Company, a Longwood, Florida-based manufacturer of roofing trusses, since 1982.

Lloyd J. Weber has been in the banking business for over 30 years, having served in a number of senior executive positions with several Florida banks. During 2003-2005, he acted as a consultant to the banking industry, and during 2001-2003, he served in a management position with Federal Trust Bank, based in Sanford, Florida. Mr. Weber spent 13 years (during 1977-1990) in various senior executive positions with Sun Bank of Florida, including Chairman of the Board, President and Chief Executive officer. Mr. Weber was the founder of the Casselberry Chamber of Commerce and served as its first President, currently serving as Secretary and a member of the Executive Committee. Mr. Weber is a member of the Casselberry Rotary Club, and serves on the Advisory Board of the Salvation Army of Central Florida. He is a veteran of the United States Navy.

Aubrey H. Wright retired from the banking business in 2003, after having been engaged in it for 37 years. During 1993-2003, he served as Senior Vice President, Chief Financial Officer, and a director of Federal Trust Bank and Federal Trust Corporation, based in Sanford, Florida. He graduated from Florida International University with a degree in Finance

Committees of the Boards of Directors

     We have established the following committees. Other committees may be established as needed once we begin banking operations. In the future, we expect to add additional members to each of our committees.

     Audit & Compliance Committee. Our Audit & Compliance Committee will recommend to the Board of Directors the independent public accountants to be selected to audit our annual financial statements and will approve any special assignments given to the independent public accountants. The committee will also review the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting function. Additionally, the committee will provide oversight to our compliance staff for adherence with regulatory rules and regulations, including the Community Reinvestment Act. The chairperson of this committee is William M. Hufford and its members include Ms. Engell, and Messrs. Bass, Berko, Callen, Cook and Wright.

     The Board of Directors has determined that Aubrey H. Wright qualifies as an audit committee financial expert within the meaning of Paragraph (e) of Item 401 of Regulation S-B and has designated him as such. The Charter of the Audit Committee was adopted by the Board on December 20, 2006, and is attached as an exhibit.

     Asset/Liability/Investment Committee. Our Asset/Liability/Investment Committee will have responsibility for our overall investment strategy. This will include liquidity management, risk management, and net interest margin management, as well as monitoring of deposit level trends and pricing, asset level trends and pricing and portfolio investment decisions. In addition, the committee will work closely with the board of directors to plan annual budgets and develop three to five year strategic plans. The chairperson of this committee is Charles A. Lacey and its members will include Messrs. Cook, Hufford, MacDiarmid, Sharpe, Weber and Wright.

     Loan Committee. Our Loan Committee will review any loan request made by a potential borrower over $200,000 for compliance with our lending policies and federal and state rules and regulations governing extensions of credit. After making this review, the committee will decide whether to extend credit to the potential borrower. In addition, the committee will have the responsibility for establishing and approving, in conjunction with management, all major policies and procedures pertaining to loan policy. The committee will also review all past due reports, non-accrual reports, and other indicators of overall loan portfolio quality, and will establish measurements for determining the adequacy of our loan loss reserve. The chairperson of this committee is Buddy W. Sharpe and its members include Messrs.  Bass, Hartnett, Lacey, MacDiarmid, Skura, Weber and Wright.

     Compensation Committee. Our Compensation Committee will establish compensation levels for officers of the Company and the Bank, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including the Stock Incentive Plan described in this prospectus. The committee will also establish appropriate levels of directors and officers insurance and blanket bond insurance. The chairperson of this committee is James Michael Bass and its members include Ms. Engell, and Messrs. Berko, Callen, Hartnett, Skura and Wright.

EXECUTIVE COMPENSATION

Compensation

     We began our organizational activities on October 11, 2005, and consequently, do not have historical compensation information for the requisite period required to be reported under the rules promulgated by the Securities and Exchange Commission. Accordingly, the following table shows information from October 11, 2005 through December 31, 2006 with regard to compensation for services rendered in all capacities to the Company by its only officers: the Chairman and Chief Executive Officer, the President and Chief Lending Officer, and the Executive Vice President and Chief Financial Officer.

Summary Compensation Table
(Through September 30, 2006)

Name and Principal Position	Year	Compensation
Lloyd J. Weber	2006 2005	$104,000 $16,000
Malcolm S. MacDiarmid	2006 2005	$104,000 $16,000
Donald J. Bugea, Jr.	2006	$82,000

Employment Agreements

     Effective October 11, 2005, we entered into a Consulting Agreement with Lloyd J. Weber under which Mr. Weber has served as the Chairman and Chief Executive Officer of the Company. The Consulting Agreement

contemplates the entry by the Company into an Employment Agreement with Mr. Weber, which will become effective when the Bank opens for business. The Consulting Agreement provides for Mr. Weber to receive a monthly salary of $8,000 until the Bank opens and a $100,000 lump-sum bonus when the Bank opens for business. Under the Employment Agreement Mr. Weber will receive a base salary of $150,000, with annual cost of living increases. The Employment Agreement also grants Mr. Weber (1) stock options to purchase up to 40,000 shares of our common stock at $10 per share, vesting ratably over three years, (2) stock options, vesting ratably over three years, to purchase 2,000 shares of common stock at the then current fair market value, at each anniversary of the effective date of the Employment Agreement and (3) beginning March 1, 2008, stock options, vesting ratably over three years, to purchase 2,000 shares if common stock at the then current fair market value, on March 1 of each year thereafter, but only if the Bank has met the performance goals established for the prior fiscal year. Mr. Weber will also be furnished an automobile worth approximately $40,000, and insurance, sick leave and four weeks of paid vacation annually, and any benefits provided to other employees. The Bank will also provide Mr. Weber with two policies of term life insurance coverage, each in an amount of at least $200,000. Mr. Weber will also be paid certain annual cash incentive bonus payments, upon the Bank reporting net income for the fiscal year and meeting performance goals established for the fiscal year, beginning in 2008, equal to not less than 10% of his base salary for the year. He will also be provided initiation fees and monthly dues for social clubs and civic clubs approved by our board of directors.

     The Consulting Agreement commenced on October 1, 2005, and continues (as extended) until April 30, 2007. The term of the Employment Agreement is five years. Employment may be terminated:

    by us for Good Cause (as defined in the Employment Agreement);

    by us for any reason other than Good Cause; or

    by Mr. Weber with or without cause

     In this connection, if Mr. Weber's employment is terminated without Good Cause (but other than due to his death or disability), he will be entitled to severance pay equal to his base salary for the shorter of (1) the then remaining term of his Employment Agreement or (2) six months, and all of the unvested stock options owned by him will immediately vest.

     If the employment of Mr. Weber is terminated for any reason, he will be prohibited from competing with the Bank or soliciting its customers or employees within Seminole County and Orange Counties, Florida, for a period of 12 months after the date of termination.

     Effective October 11, 2005, we entered into a Consulting Agreement with Malcolm S. MacDiarmid under which Mr. MacDiarmid has served as the President and Chief Lending Officer of the Company. The Consulting Agreement contemplates the entry by the Company into an Employment Agreement with Mr. MacDiarmid, which will become effective when the Bank opens for business. The Consulting Agreement provides for Mr. MacDiarmid to receive a monthly salary of $8,000 until the Bank opens and a $100,000 lump-sum bonus when the Bank opens for business. Under the Employment Agreement Mr. MacDiarmid will receive a base salary of $140,000, with annual cost of living increases. The Employment Agreement also grants Mr. MacDiarmid (1) stock options to purchase up to 40,000 shares of our common stock at $10 per share, vesting ratably over three years, (2) stock options, vesting ratably over three years, to purchase 2,000 shares of common stock at the then current fair market value, at each anniversary of the effective date of the Employment Agreement and (3) beginning March 1, 2008, stock options, vesting ratably over three years, to purchase 2,000 shares if common stock at the then current fair market value, on March 1 of each year thereafter, but only if the Bank has met the performance goals established for the prior fiscal year. Mr. MacDiarmid will also be furnished an automobile worth approximately $40,000, and insurance, sick leave and four weeks of paid vacation annually, and any benefits provided to other employees. The Bank will also provide Mr. MacDiarmid with two policies of term life insurance coverage, each in an amount of at least $200,000. Mr. MacDiarmid will also be paid certain annual cash incentive bonus payments, upon the Bank reporting net income for the fiscal year and meeting performance goals established for the fiscal year, beginning in 2008, equal to not less than 10% of his base salary for the year. He will also be provided initiation fees and monthly dues for social clubs and civic clubs approved by our board of directors.

     The Consulting Agreement commenced on October 1, 2005, and continues (as extended) until April 30, 2007. The term of the Employment Agreement is five years. Employment may be terminated:

    by us for Good Cause (as defined in the Employment Agreement);

    by us for any reason other than Good Cause; or

    by Mr. MacDiarmid with or without cause

     In this connection, if Mr. MacDiarmid's employment is terminated without Good Cause but other than due to his death or disability, he will be entitled to severance pay equal to his base salary for the shorter of (1) the then remaining term of his Employment Agreement or (2) six months, and all of the unvested stock options owned by him will immediately vest.

     If the employment of Mr. MacDiarmid is terminated for any reason, he will be prohibited from competing with the Bank or soliciting its customers or employees within Seminole County and Orange Counties, Florida, for a period of 12 months after the date of termination.

Director Compensation

     The directors of the Company and the Bank will not be compensated separately for their services as directors until we become cumulatively profitable. Thereafter, we will adopt compensatory policies for our directors that conform to applicable law.

Stock Incentive Plan

     General. We have adopted a Stock Incentive Plan that provides us with the flexibility to grant the stock incentives described in this section of the prospectus to our key employees, officers, non-employee directors, consultants and advisers for the purpose of giving them a proprietary interest in, and to encourage them to remain in the employ or service of, the Company and the Bank. Under the Stock Incentive Plan, options to purchase up to 12% of the shares sold in the offering, but not to exceed 150,000 shares, may be issued. No awards or grants under the plan will be made prior to the completion of this offering.

     Administration. It is expected that a committee of our board of directors, which may be comprised of at least two non-employee directors, will administer the plan. Our board of directors will consider the standards contained in both Section 162(m) of the Internal Revenue Code of 1986, as currently in effect, and Rule 16b-3 under the Securities Exchange Act, when appointing members to the committee. The committee and our board of directors will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that they may deem necessary or advisable to administer the plan.

     The plan permits the committee or our board of directors to grant stock options to eligible persons. Options may be granted on an individual basis or to a group of eligible persons. Accordingly, the committee or our board of directors will determine, within the limits of the plan, the number of shares of our common stock subject to an option, to whom an option is granted and the exercise price and forfeiture or termination provisions of each option. A holder of a stock option generally may not transfer the option during his or her lifetime.

     Option Terms. The plan provides for incentive stock options and non-qualified stock options. The committee or our board of directors will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option.

     The committee or our board of directors will determine the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of our common stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of our outstanding common stock.

When the incentive stock option is exercised, we will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may be greater than, less than or equal to the fair market value of the common stock on the date that the option is awarded, based upon any reasonable measure of fair market value. After the third anniversary of the Bank opening for business, the committee may permit the exercise price to be paid in cash or by the delivery of previously owned shares of common stock, and, if permitted in the applicable option agreement, through a cashless exercise executed through a broker or by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

     The committee or our board of directors will also determine the term of an option. The term of an incentive stock option or non-qualified stock option may not exceed ten years from the date of grant, but any incentive stock option granted to a participant who owns more than 10% of our outstanding common stock will not be exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant's employment terminates, an incentive stock option will terminate and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year will be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of our common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering more than $100,000 worth of our common stock first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

     Change of Control. In the event of a change in control, any outstanding options under the plan shall be fully vested, non-forfeitable, and become exercisable, as of the date of the change in control.

     Termination of Options. The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with the Company or the Bank, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. An agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The committee or our board of directors may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

     Reorganizations. The plan provides for an appropriate adjustment in the number and kind of shares subject to unexercised options in the event of any change in the outstanding shares of our common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of some types of corporate reorganizations, the committee or our board of directors may, within the terms of the plan and the applicable agreement, substitute, cancel, accelerate, cancel for cash or otherwise adjust the terms of an option.

     Amendment and Termination of the Plan. Our board of directors has the authority to amend or terminate the plan. Our board of directors is not required to obtain shareholder approval to terminate the plan or, generally, to amend the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. However, any action by our board of directors may not adversely affect the rights of a holder of a stock option without the holder's consent.

     Federal Income Tax Consequences. The following discussion outlines generally the federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

    Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option, nor will he or she be taxed when exercising all or a portion of their option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells the stock. If the participant does not sell the shares of our common stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, the gain will be a capital gain and we will not get a corresponding deduction. If the participant sells the shares of our common stock at a gain before that time, the difference between the amount the participant paid for the stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and we will be entitled to a corresponding tax deduction. If the participant sells the shares of our common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

    Non-Qualified Options. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for the stock, and we will then be entitled to a corresponding deduction.

     Depending upon the time period for which shares of our common stock are held after exercising an option, the sale or other taxable disposition of shares acquired by exercising a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.

     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by selling back to us shares of our common stock already held by the participant and to a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

     Code of Ethics. On December 20, 2006, the Board of Directors adopted a Code of Ethics for Senior Financial Officers, which include the Chairman, President, Chief Lending Officer, Executive Vice President, Chief Financial Officer, Controller and Assistant Controller. The Code of Ethics was adopted in accordance with Item 406 of Regulation S-B and is attached hereto as an exhibit.

RELATED PARTY TRANSACTIONS

     We expect to enter into banking and other business transactions in the ordinary course of business with our organizers, directors and officers, including members of their families or corporations, partnerships or other organizations in which these organizers, directors and officers have a controlling interest. If transactions between the Company or the Bank and any of our organizers, directors or officers occur, the transaction:

    will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to us;

    will be on terms no less favorable than could be obtained from an unrelated third party; and

    will be approved by a majority of the directors who do not have an interest in the transaction.

DESCRIPTION OF CAPITAL STOCK OF
THE COMPANY

Common Stock

     Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 25,000,000 shares of common stock, $.01 par value, of which up to 2,000,000 shares will be issued in this offering. As of the date of this prospectus, up to 1,000,000 shares of our common stock were reserved for issuance upon the exercise of the Shareholder Warrants. In addition, (1) up to 95,000 shares of our common stock were reserved for issuance upon the exercise of stock options to be issued to Lloyd J. Weber, our Chairman and Chief Executive Officer, Malcolm S. MacDiarmid, our President and Chief Lending Officer, and Donald J. Bugea, Jr., our Executive Vice President and Chief Financial Officer, (2) 7,500 shares of our common stock were reserved for issuance upon exercise of stock options to be issued to a consultant, and (3) 362,500 shares of our common stock were reserved for issuance upon the exercise of the Organizer and Director Warrants.

     All shares of our common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by our board of directors. Upon voluntary or involuntary liquidation or dissolution of the Company, all shares of our common stock will be entitled to share equally in all of the Company' assets that are available to for distribution the shareholders. We do not anticipate paying any cash dividends on our common stock in the near future. Each holder of our common stock will be entitled to one vote for each share on all matters submitted to shareholders. Holders of our common stock will not have any right to acquire authorized but unissued capital stock of the Company whenever we issue new shares of our capital stock. No cumulative voting right with respect to the election of directors, redemption rights, sinking fund provisions or conversion rights apply to our common stock. All shares of our common stock issued in the offering will be fully paid and non-assessable.

Preferred Stock

     Our articles of incorporation also authorize our board of directors without shareholder approval to issue up to 5,000,000 shares of preferred stock, $.01 par value. Our board of directors may determine the terms of the preferred stock. Preferred stock may have voting rights, subject to applicable law and determined by our board of directors. Although we have no present plans to issue any preferred stock, the ownership and control of the Company by the holders of common stock would be diluted if we were to issue preferred stock that has voting rights.

Shareholder Warrants

     By subscribing to this offering each subscriber will receive, on the date the Bank opens for business, one Shareholder Warrant for each two shares of our common stock purchased by the subscriber in the offering. The Shareholder Warrants will be transferable, immediately vested and exercisable but must be exercised not later than the third anniversary of their issuance. Each share purchased under these warrants will be issued at a price of $11.50, subject to adjustment for stock splits, recapitalizations or other similar events. Additionally, if either the Company's or the Bank's capital falls below the minimum level mandated by its primary regulator, we may be directed to require the shareholders to exercise or forfeit their Shareholder Warrants.

Organizer and Director Warrants

     Our organizers and directors intend to purchase approximately 362,500 shares of our common stock in this offering at a price of $10.00 per share. As previously stated, in consideration for assisting in our organization and in recognition of the financial risks undertaken by the organizers, on the date the Bank opens for business and subject to regulatory approval, our organizers and directors will be granted 362,500 Organizer and Director Warrants

     Both sets of these warrants will remain exercisable for the ten year period following the date on which the Bank opens for business. Each share purchased under either of these warrants will be issued at a price of $10.00, subject to adjustment for stock splits, recapitalizations or other similar events. Additionally, if either the Company's or the Bank's capital falls below the minimum level mandated by its primary regulator, we may be directed to require the organizers to exercise or forfeit these warrants.

     There are differences between the two types of these warrants. The Organizer Warrants are vested and exercisable in their entirety immediately upon issuance and are freely transferable. The Director Warrants, on the other hand, vest and become exercisable in three equal installments on the first, second and third anniversary of their issuance provided that on each anniversary the holder serves as a member of our Board of Directors and has attended at least 75% of the meetings of such Board during the preceding year. Director Warrants are transferable only upon the death of the original holder.

Shares Eligible for Future Sale

     Upon completion of the offering, we will have between 1,250,000 and 2,000,000 shares of common stock outstanding. These shares of common stock will be freely tradable without restriction, except that "affiliates" of the Company must comply with the resale limitations of Rule 144 under the Securities Act. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, the Company. Affiliates of a company generally include its directors, executive officers and principal shareholders.

     In general, under Rule 144, affiliates will be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

    1% of the outstanding shares of common stock; or

    the average weekly trading volume during the four calendar weeks preceding his or her sale.

     Sales under Rule 144 are also subject to provisions regarding the manner of sale, notice requirements and the availability of current public information about the Company. Affiliates will not be subject to the volume restrictions and other limitations under Rule 144 beginning ninety days after their status as an affiliate ends.

     Prior to the offering, there has been no public market for the common stock, and we cannot predict the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices and our ability to raise equity capital in the future.

IMPORTANT PROVISIONS OF THE COMPANY'S
ARTICLES OF INCORPORATION AND BYLAWS

Protective Provisions

     General. Shareholders' rights and related matters are governed by the Florida Business Corporation Act and the articles of incorporation and bylaws of the Company. Our articles of incorporation and bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove our management or to gain control of the Company if a particular transaction was not supported by our board of directors. These provisions are discussed in more detail below. In general, the purpose of these provisions is to further and protect the interests of the Company and those of its shareholders as appropriate under the circumstances, including if the board of directors determines that a sale of control is in the best interests of the Company and its shareholders, by enhancing the board of director's ability to maximize the value to be received by shareholders upon such a sale.

     Although our management believes the protective provisions are beneficial to our shareholders, they also may tend to discourage some takeover bids. As a result, you may be deprived of opportunities to sell some or all of your shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be an expensive and time-consuming process. To the extent that the protective provisions discourage undesirable proposals, we may be able to avoid those expenditures of time and money.

     The protective provisions also may discourage open market purchases by a potential acquirer. These purchases could increase the market price of our common stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the provisions could decrease the market price of our common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also could make it more difficult and time consuming for a potential acquirer to obtain control of the Company by replacing our board of directors and management. Furthermore, the provisions could make it more difficult for our shareholders to replace the board of directors or management, even if a majority of our shareholders believes that replacing them would be in our best interests.

     The protective provisions contained in our articles of incorporation and bylaws are discussed more fully below.

     Preferred Stock. The existence of preferred stock could impede a takeover of the Company without the approval of our board of directors. This is because our board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of the Company through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of our common stock and, in certain circumstances, could decrease its market price.

     Terms for Board of Directors Our articles of incorporation provide that our board of directors will be divided into three classes. Directors serve staggered terms, which means that one-third of our directors will be elected each year at our annual meeting of shareholders. The initial term of our Class I directors expires in 2008, the initial term of the Class II directors expires in 2009 and the initial term of the Class III directors expires in 2010. Thereafter, each director will serve for a term of three years. This means that unless the existing directors were to resign, it would take at least two annual meetings of our shareholders to replace a majority of the Company's directors.

     Under Florida law, directors are elected annually for a term of one year unless the articles of incorporation provide otherwise.

    Removal of Directors. Our articles of incorporation provide that one or more directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least two-thirds of the total number of votes entitled to be cast by the holders of all of the shares of our capital stock who are entitled to vote in an election of directors.

     Under Florida law, the shareholders may remove one or more directors with or without cause unless the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause. A director may be removed only by a majority of the votes entitled to be cast. A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state the purpose, or one of the purposes, of the meeting is the removal of the director.

     Considerations in Evaluating an Acquisition Proposal. Our articles of incorporation provide factors that our board of directors must consider in evaluating whether an acquisition proposal made by another party is in the best interest of the Company and its shareholders. The term "acquisition proposal" refers to any offer of another party:

    to make a tender offer or exchange offer for our common stock or any other equity security of the Company;

    to merge or consolidate the Company with another corporation; or

    to purchase or otherwise acquire all or substantially all of the properties and assets owned by the Company.

     Our articles of incorporation charge our board of directors, in evaluating an acquisition proposal, to consider all relevant factors, including:

    the payment being offered by the other corporation in relation (i) to our current value at the time of the proposal, as determined in a freely negotiated transaction, and (ii) to our board of directors' estimate of the Company' future value as an independent company at the time of the proposal;

    The expected social and economic effects of the transaction on the employees, customers and other constituents, such as suppliers of goods and services; and

    the expected social and economic effects on the communities within which we operate.

     Our board of directors may also consider other relevant factors.

     This provision is included in our articles of incorporation because we are charged with providing support to, and being involved with, the communities we serve. As a result, our board of directors believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the payment being offered in relation to the market or book value of our common stock at the time of the proposal. Florida law does not specifically list the factors a corporation's board of directors should consider in the event the corporation is presented with an acquisition proposal.

     While the value of what is being offered to shareholders in exchange for their stock is the main factor when weighing the benefits of an acquisition proposal, our board of directors believes it is appropriate also to consider all other relevant factors. For example, this provision directs our board of directors to evaluate what is being offered in relation to our current value at the time of the proposal as determined in a freely negotiated transaction and in relation to our board of directors' estimate of the future value of the Company as an independent concern at the time of the proposal. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. Our board of directors believes that frequently the payment offered in such a situation, even though it may exceed the value at which shares are then trading, is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms that would reflect not only the Company' current value, but also its future value.

     One effect of this provision, as well as the business combination and fair price provisions discussed above, may be to discourage a tender offer in advance. Often an offeror consults the board of directors of a target corporation before or after beginning a tender offer in an attempt to prevent a contest from developing. In the opinion of our board of directors, these provisions will strengthen our position in dealing with any potential offeror that might attempt to acquire the Company through a hostile tender offer. Another effect of these provisions may be to dissuade our shareholders who might be displeased with our board of directors' response to an acquisition proposal from engaging the Company in costly litigation. These provisions permit our board of directors to determine that an acquisition proposal is not in the Company' and its shareholders' best interest, and thus to oppose it. The effect of these provisions, as well as the other protective provisions discussed above, in some cases, may have the effect of maintaining incumbent management.

Indemnification

     Our bylaws contain indemnification provisions that provide that our directors and officers, and, in some cases, our employees or agents (collectively, the "insiders"), will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, our bylaws provide that we must advance to our insiders reasonable expenses of any claim or proceeding so long as the insider furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct has been met and a written statement that the insider will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide we will indemnify insiders when they meet the applicable standard of conduct. The applicable standard of conduct is met if the insider:

    in his or her official capacity, acted in a manner he or she in good faith believed to be in our best interests;

    in all cases not involving official capacity or criminal activities, he or she acted in a manner that was at least not opposed to our best interests; and

    in the case of a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     Our board of directors, our shareholders or independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.

     Our bylaws also provide that the indemnification rights contained in our bylaws do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. We can also provide for greater indemnification than is provided for in our bylaws if we choose to do so, subject to approval by our shareholders. We may not, however, indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under "- Limitation of Liability" below.

     The indemnification provisions of our bylaws specifically provide that we may purchase and maintain insurance on behalf of any director against any liability asserted against and incurred by him or her in his or her capacity as a director, whether or not we would have had the power to indemnify against such liability.

     We are not aware of any pending or threatened action, suit or proceeding involving any of our insiders for which indemnification may be sought.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to insiders under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

     Our articles of incorporation eliminate, with certain exceptions, the potential personal liability of a director for monetary damages to us or to our shareholders for any failure to take any action as a director. However, there is no elimination of liability for:

    violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful;

    a transaction from which the director derives an improper material tangible personal benefit;

    distributions, such as the payment of a dividend or approval of a stock repurchase, that are illegal under Florida law; or

    an act or omission involving willful misconduct or a conscious disregard for the best interests of the corporation.

     Florida law allows corporations to include in their articles of incorporation provisions eliminating or limiting the liability of directors, except in the circumstances described above. As a result, and to encourage qualified individuals to serve and remain as directors, we have included these types of provisions in our articles of incorporation. While we have not experienced any problems in locating directors, we could experience difficulty in the future as our business activities increase and diversify. We have also adopted liability limiting provisions to enhance our ability to secure liability insurance for our directors at a reasonable cost. We intend to obtain liability insurance covering actions taken by our directors in their capacities as directors. Our board of directors believes that liability limiting provisions will enable us to obtain such insurance on terms more favorable than if they were not included in our articles of incorporation.

Amendments

     Any amendment of the provisions contained in our articles of incorporation regarding our staggered board of directors, the ability of our board of directors to consider various factors when evaluating an acquisition proposal, or the limitation of a director's personal liability requires the affirmative vote of the holders of two-thirds of the total number of votes entitled to be cast by the holders of all of the shares of our capital stock who are entitled to vote in an election of directors.

     Except as may otherwise be required by Florida law, our board of directors may amend any provision of our bylaws by the affirmative vote of a majority of the entire board, unless our shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to our shareholders the right of amendment or repeal thereof. Our bylaws require the affirmative vote of the holders of not less than two-thirds of the total number of votes entitled to be cast by the holders of all of the shares of our capital stock then entitled to vote generally in the election of directors to amend our bylaws.

SUPERVISION AND REGULATION

General

     As a one-bank holding company, we are subject to an extensive body of state and federal banking laws and regulations which impose specific requirements and restrictions on virtually all aspects of our operations. We are affected by government monetary policy and by regulatory measures affecting the banking industry in general.

     The following is a brief summary of some of the statutes, rules and regulations which affect our operations. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to our business. Any change in applicable laws or regulations may have a material adverse effect on our business.

The Company

     We are a bank holding company within the meaning of the Bank Holding Company Act of 1956. As such, we are required to file annual reports and other information with the Federal Reserve regarding our business operations and those of our subsidiary. We are also subject to the supervision of, and to periodic inspections by, the Federal Reserve.

     The Bank Holding Company Act generally requires every bank holding company to obtain the prior approval of the Federal Reserve before:

    Acquiring all or substantially all of the assets of a bank;

    Acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank or bank holding company; or

    Merging or consolidating with another bank holding company.

     The Bank Holding Company Act and the Change in Bank Control Act, together with regulations promulgated by the Federal Reserve, require that, depending on the particular circumstances, either the Federal Reserve's approval must be obtained or notice must be furnished to the Federal Reserve and not disapproved prior to any person or company, not a bank holding company, acquiring control of a bank holding company, subject to certain exemptions. Control is conclusively presumed to exist when an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is presumed, subject to rebuttal, to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction.

       Except as authorized by the Bank Holding Company Act and Federal Reserve regulations or order, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in any business other than the business of banking or managing and controlling banks. Some of the activities the Federal Reserve has determined by regulation to be proper incidents to the business of banking, and thus permissible for bank holding companies, include:

    Making or servicing loans and certain types of leases;

    Engaging in certain insurance and discount brokerage activities;

    Performing certain data processing services;

    Acting in certain circumstances as a fiduciary or investment or financial advisor;

    Providing management consulting services;

    Owning savings associations; and

    Making investments in corporations or projects designed primarily to promote community welfare.

       In accordance with Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve's policy, we may be required to provide financial Support to the Bank at a time when, absent such Federal Reserve policy, it might not be deemed advisable to provide such assistance. Under the Bank Holding Company Act, the Federal Reserve may also require a bank holding company to terminate any activity or relinquish control of a non-bank subsidiary (other than a non-bank subsidiary of a bank) upon the Federal Reserve's determination that the activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

The Bank

       As a Florida state-chartered bank, the Bank is subject to the supervision and regulation of the Florida Department and the FDIC. Our deposits are insured by the FDIC for a maximum of $100,000 per depositor. For this protection, we must pay a semi-annual statutory assessment and comply with the rules and regulations of the FDIC. The assessment levied on a bank for deposit insurance varies, depending on the capital position of each bank, and other supervisory factors. Currently, we are subject to the statutory assessment.

       Areas regulated and monitored by the bank regulatory authorities include:

    Security devices and procedures;

    Adequacy of capitalization and loss reserves;

    Loans;

    Investments;

    Borrowings;

    Deposits;

    Mergers;

    Issuances of securities;

    Payment of dividends

    Establishment of branches;

    Corporate reorganizations;

    Transactions with affiliates;

    Maintenance of books and records; and

    Adequacy of staff training to carry out safe lending and deposit gathering practices.

Capital Adequacy Requirements

       Banks are subject to regulatory capital requirements imposed by the Federal Reserve and the FDIC. Until a bank and its holding company's assets reach $150 million, the capital adequacy guidelines issued by the Federal Reserve are applied to bank holding companies on a non- consolidated basis, unless the bank holding company is engaged in non-bank activities involving significant leverage, or it has a significant amount of outstanding debt held by the general public. The Department's and the FDIC's risk-based capital guidelines apply directly to insured state banks, regardless of whether they are subsidiaries of a bank holding company. Both agencies' requirements, which are substantially similar, establish minimum capital ratios in relation to assets, both on an aggregate basis as adjusted for credit risks and off balance sheet exposures. The risk weights assigned to assets are based primarily on credit risks. Depending upon the risk profile of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets.

       Capital is then classified into two categories, Tier I and Tier 2. Tier I capital consists of common and qualifying preferred shareholder's equity, less goodwill and other adjustments. Tier 2 capital consists of mandatory convertible, subordinated, and other qualifying term debt, preferred stock not qualifying for Tier I capital, and a limited amount of allowance for credit losses, up to a designated percentage of risk-weighted assets. Under the risk-based Guidelines, financial institutions must maintain a specified minimum ratio of "qualifying" capital to risk-weighted assets. At least 50% of an institution's qualifying capital must be "core" or "Tier I" capital, and the balance may be "supplementary" or "Tier 2" capital. In addition, the guidelines require banks to maintain a minimum leverage ratio standard of capital adequacy. The leverage standard requires top-rated institutions to maintain a minimum Tier I leverage capital to assets ratio of 3%. All other institutions are required to maintain a Tier I leverage capital ratio of 4% or greater, based upon their particular circumstances and risk profiles.

       Federal banking regulators have adopted regulations revising the risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the regulations, when evaluating a bank's capital adequacy, the revised capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts.

       Federal bank regulatory agencies possess broad powers to take prompt corrective action as deemed appropriate for an insured depository institution and its holding company, based on the institution's capital levels. The extent of these powers depends upon whether the institution in question is considered "well-capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized", or "critically undercapitalized". Generally, as an institution is deemed to be less well-capitalized, the scope and severity of the agencies' powers increase, ultimately permitting the agency to appoint a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well-capitalized" depository institution may accept brokered deposits without prior regulatory approval, and can engage in various expansion activities with prior notice, rather than prior regulatory approval. However, rapid growth, poor loan portfolio performance or poor earnings performance, or a combination of these factors, could change the capital position of our subsidiary banks in a relatively short period of time. Failure to meet these capital requirements could subject the subsidiary banks to prompt corrective action provisions of the FDIC, which nay include filing with the appropriate bank regulatory authorities a plan describing the means and a schedule for achieving the minimum capital requirements. In addition, we would not be able to receive regulatory approval of any application that required consideration of capital adequacy, such as a branch or merger application, unless we could demonstrate a reasonable plan to meet the capital requirement within an acceptable period of time.

Dividends

       Our ability to pay further cash dividends may depend almost entirely upon the amount of dividends that the Bank is permitted to pay by statutes or regulations. Additionally, the Florida Business Corporation Act provides that we may only pay dividends if the dividend payment would not render us insolvent, or unable to meet our obligations as they come due.

       The Florida Department limits a bank's ability to pay dividends. As a state-chartered bank, we are subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from the banks' capital under certain circumstances without the prior approval of the Florida Department and the FDIC. Except with the prior approval of the Florida Department, all dividends of any Florida bank must be paid out of retained net profits from the current period and the previous two years, after deducting expenses, including losses and bad debts. In addition, a state-chartered bank in Florida is required to transfer at least 20% of its net income to surplus until their surplus equals the amount of paid-in capital.

Other Laws

       State usury and credit laws limit the amount of interest and various other charges collected or contracted by a bank on loans. Our loans are also subject to federal laws applicable to credit transactions, such as the:

    Federal Truth-in-Lending Act, which governs disclosures of credit terms to consumer borrowers;

    Community Reinvestment Act. which requires financial institutions to meet their obligations to provide for the total credit needs of the communities they serve, including investing their assets in loans to low- and moderate-income borrowers;

    Home Mortgage Disclosure Act requiring financial institutions to provide information to enable public officials to determine whether a financial institution is fulfilling its obligations to meet the housing needs of the community it serves;

    Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibitive factors in extending credit;

    Real Estate Settlement Procedures Act, which requires lenders to disclose certain information regarding the nature and cost of real estate settlements, and prohibits certain lending practices, as well as limits escrow account amounts in real estate transactions;

    Fair Credit Reporting Act governing the manner in which consumer debts may be collected by collection agencies; and

    The rules and regulations of various federal agencies charged with the responsibility of implementing such federal laws.

Our operations are also subject to the:

    The privacy provisions of the Gramm-Leach-Bliley Act of 1999, which requires us to maintain privacy policies intended to safeguard consumer financial information, to disclose these policies to our customers, and allow customers to "opt out" of having their financial service providers disclose their confidential financial information to nonaffiliated third parties, subject to certain exceptions;

    Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

    Electronic Funds Transfer Act and Regulation E, which govern automatic deposits to, and withdrawals from, deposit accounts and customers' rights and liabilities arising from the use of debit cards, automated teller machines and other electronic banking services.

Interstate Banking and Branching

       Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, eligible bank holding companies in any state are permitted, with Federal Reserve approval, to acquire banking organizations in any other state. The Interstate Banking and Branching Efficiency Act also removed substantially all of the prohibitions on interstate branching by banks. The authority of a bank to establish and operate branches within a state, however, continues to be subject to applicable state branching laws, Under current Florida law, we are permitted to establish branch offices throughout Florida with the prior approval of the Department and the FDIC. In addition, with prior regulatory approval, we would be able to acquire existing banking operations in other states.

Financial Modernization

       The Gramm-Leach-Bliley Act of 1999 sought to achieve significant modernization of the federal bank regulatory framework by allowing the consolidation of banking institutions with other types of financial services firms, subject to various restrictions and requirements. In general, the Gramm-Leach-Bliley Act repealed most of the federal statutory barriers which separated commercial banking firms from insurance and securities firms and authorized the consolidation of such firms in a "financial services holding company". We have no immediate plans to utilize the structural options created by the Gramm-Leach-Bliley Act, but may develop such plans in the future.

       After September 11, 2001, terrorist attacks in New York and Washington, D.C., the United States government acted in several ways to tighten control on activities perceived to be connected to money laundering and terrorist funding. A series of orders were issued which identify terrorists and terrorist organizations and require the blocking of property and assets of, as well as prohibiting all transactions or dealings with, such terrorists, terrorist organizations and those that assist or sponsor them. The USA Patriot Act enacted in 2001:

  Substantially broadens existing anti-money laundering legislation and the extraterritorial jurisdiction of the United States;

  Imposes new compliance and due diligence obligations;

  Creates new crimes and penalties;

  Compels the production of documents located both inside and outside the United States; including those of foreign institutions that have a correspondent relationship in the United States; and

  Clarifies the safe harbor from civil liability to customers.

  In addition, the United States Treasury Department issued regulations in cooperation with the federal banking agencies, the Securities and Exchange Commission, the Commodity Futures Trading Commission and the Department of Justice to:

    Require customer identification and verification;

    Expand the money-laundering program requirement to the major financial services sectors; including insurance and unregistered investment companies, such as hedge funds; and

    Facilitate and permit the sharing of information between law enforcement and financial institutions, as well as among financial institutions themselves.

       The United States Treasury Department also has created the Treasury USA PATRIOT Act Task Force to work with other financial regulators, the regulated community, law enforcement and consumers to continually improve the regulations.

       On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Act"). The Securities and Exchange Commission has promulgated certain regulations pursuant to the Act and will continue to propose additional implementing or clarifying regulations as necessary in furtherance of the Act. The passage of the Act and the regulations implemented by the Securities and Exchange Commission subject publicly traded companies to additional and more cumbersome reporting regulations and disclosure. Compliance with the Act and corresponding regulations may increase our expenses. The effective date of the application of the provision of Section 404 of the Act concerning internal control compliance reporting for non-accelerated filers such as the Company has been extended to the first fiscal year ending on or after July 15, 2007.

LEGAL MATTERS

     Dinur & Associates, P.C., Atlanta, Georgia, will pass upon the validity of the shares of common stock offered by this prospectus for the Company.

EXPERTS

     Our audited financial statements as of December 31, 2006 and December 31, 2005, and for the period from October 11, 2005 (date of incorporation) to December 31, 2005 and the amounts included in the cumulative amounts from October 11, 2005 (date of incorporation) to December 31, 2006, included in this prospectus have been included in reliance on the report of Hacker, Johnson & Smith PA, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

REPORTS TO SHAREHOLDERS

     Upon the effective date of the Registration Statement on Form SB-2 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities and Exchange Commission. This reporting obligation will continue through at least December 31, 2007, and may also continue for subsequent fiscal years. The reporting obligation may be suspended for subsequent fiscal years if at the beginning of the year our common stock is held by fewer than 300 persons.

ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information contained in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C.

20549. Copies of these materials may be obtained for a fee from the Public Reference Room of the Securities and Exchange Commission Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

     We have filed or will file various regulatory applications with the FDIC, the Florida Department, and the Federal Reserve. These applications and the information they contain are not incorporated into this prospectus. You should rely only on information contained in this prospectus and in the related Registration Statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from us and information in public files and records maintained by the FDIC, the Florida Department, and the Federal Reserve, is inconsistent with information presented in this prospectus or provides additional information, that information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that we believe are reasonable, but as to which we can make no assurances. We specifically disaffirm those projections for purposes of this prospectus and caution you against relying on them for purposes of making an investment decision.

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Financial Statements

______________

Index to Financial Statements
SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)
Financial Statements	Page
Report of Independent Registered Public Accounting Firm. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	F-2
Balance Sheets at December 31, 2006 and December 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	F-3

Statements of Operations for the Year Ended December 31, 2006,
    for the Period from October 11, 2005 (Date of Incorporation) to
    December 31, 2005 and for the Cumulative Period from October 11, 2005
    (Date of Incorporation) to December 31, 2006. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

F-4

Statements of Stockholders' Deficit for the Year Ended December 31, 2006
    and for the Period from October 11, 2005 (Date of Incorporation) to
    December 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

F-5

Statements of Cash Flows for the Year Ended December 31, 2006,
    for the Period from October 11, 2005 (Date of Incorporation) to
    December 31, 2005 and for the Cumulative Period from October 11, 2005
    (Date of Incorporation) to December 31, 2006. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

F-6

Notes to Financial Statements at December 31, 2006 and December 31, 2005
    and the Year Ended December 31, 2006 and the Period from
    October 11, 2005 (Date of Incorporation) to December 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

F-7-F-11

Report of Independent Registered Public Accounting Firm

Semoran Financial Corporation
Fern Park, Florida:

       We have audited the accompanying balance sheets of Semoran Financial Corporation (the "Company") as of December 31, 2006 and 2005, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2006, for the period from October 11, 2005 (date of incorporation) to December 31, 2005 and the amounts included in the cumulative amounts from October 11, 2005 (date of incorporation) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, for the period from October 11, 2005 (date of incorporation) to December 31, 2005 and the amounts included in the cumulative amounts from October 11, 2005 (date of incorporation) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

HACKER, JOHNSON & SMITH PA
Tampa, Florida
January 29, 2007

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Balance Sheets
	December 31, 2006	December 31, 2005
Assets

Cash	$ 53615	126,541
Equipment	1,198	-
Other Assets	83,752	-

Total	$ 138,656	126,541

Liabilities and Stockholders' Deficit

Liabilities:
Other liabilities	10,431	36,418
Organizer advances	725,000	190,000

Total liabilities	735,431	226,418

Commitments and related party transactions (Notes 2, 4 and 7)

Stockholders' deficit:
Preferred stock, no par value, 5,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.01 par value, 25,000,000 shares authorized, 10 shares issued and outstanding in 2006	-	-
Additional paid-in capital	100	-
Deficit accumulated during the development stage	(596,866)	(99,877)
Stock subscription receivable	(100)	-

Total stockholders' deficit	(596,866)	(99,877)

Total	$ 138,565	126,541

See Accompanying Notes to Financial Statements.

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2006	Period from October 11, 2005 (Date of Incorporation) to December 31, 2005	Cumulative Period from October 11, 2005 (Date of Incorporation) to December 31, 2006
Income- Interest income	$ 6,094	730	6,824

Expenses-
Organization expenses:
Travel expense	(4,975)	(381)	(5,356)
Application fees	(15,000)	(15,000)	(15,000)
Consulting fees	(58,482)	(32,803)	(91,285)
Lodging	(4,722)	(4,722)	(4,722)
Marketing and design	(11,336)	(11,336)	(11,336)
Meals and entertainment	(8,322)	(914)	(9,236)
Office supplies	(6,843)	(337)	(7,180)
Professional fees	(67,637)	(15,419)	(83,056)
Salaries and employee benefits	(316,296)	(49,590)	(365,886)
Telephone expense	(4,692)	(717)	(5,409)
Miscellaneous	(4,778)	(446)	(5,224)

Total organization expenses	(503,083)	(100,607)	(603,690)

Net loss accumulated during the development stage	$(496,989)	(99,877)	(596,866)

See Accompanying Notes to Financial Statements..

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Statements of Stockholders' Deficit

For the Year Ended December 31, 2006 and for the Period from October 11, 2005
(Date of Incorporation) to December 31, 2005
	Preferred Stock	Common Stock	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stock Subscription Receivable	Total Stockholders' Deficit
Net Loss accumulated during the development stage from October 11, 2005 to December 31, 2005	$ -	-	-	(99,877)	-	(99,877)
Balance at December 31, 2005	-	-	-	(99,877)	-	(99,877)
Sale of Common stock	-	-	100	-	(100)	-
Net loss accumulated during the development state during the year ended December 31, 2006	-	-	-	(496,989)	-	(496,989)
Balance at December 31, 2006	$ -	-	100	(596,866)	(100)	(596,866)

See Accompanying Notes to Financial Statements.

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Statements of Cash Flows
	Year Ended December 31, 2006	Period from October 11, 2005 (Date of Incorporation) to December 31, 2005	Cumulative Period from October 11, 2005 (Date of Incorporation) to December 31, 2006
Cash flows used in organizational activities during
the development stage:
Net loss accumulated during the
development stage	$(496,989)	(99,877)	(596,866)
Increase in other assets	(83,752)	(83,752)	(83,752)
(Decrease) increase in other liabilities	(25,987)	36,418	10,431

Cash flows used in organizational activities
During the development stage	(606,728)	(63,459)	(670,187)

Cash flows used in investing activity-
Purchase of equipment	(1,198)	-	(1,198)

Cash flows from financing activity-
Proceeds received from organizers	535,000	190,000	725,000

Net (decrease) increase in cash	(72,926)	126,541	53,615

Cash at beginning of period	126,541	-	-

Cash at end of period	$ 53,615	126,541	53,615

Supplemental disclosures of cash flow information:
Cash paid during periods for:
Interest	$ -	-	-

Income taxes	$ -	-	-

Noncash financing activity-
Receivable recorded for sale of common stock	$ 100	-	100

See Accompanying Notes to Financial Statements.

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Notes to Financial Statements

At December 31, 2006 and 2005 and the Year Ended December 31, 2006 and the Period from October 11, 2005 (Date of Incorporation) to December 31, 2005

(1) Summary of Significant Accounting Policies

General. Semoran Financial Corporation (the "Company"), a Florida corporation, was established for the purpose of organizing Community Bank of Central Florida, in organization (the "Bank"). The Bank is a proposed state bank being organized under the laws of the State of Florida with the purpose of becoming a community bank to be principally located in Seminole County, Florida with an office in Casselberry, Florida. The Bank's organizers have filed applications with the Office of Financial Regulation's Division of Financial Institutions for the state of Florida (the "OFR") to obtain a state bank charter and with the Federal Deposit Insurance Corporation (the "FDIC") to obtain insurance for the Bank's deposits.

The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, as it devotes substantially all its efforts to establishing a new business. The Company's planned principal operations have not commenced and revenue has not been recognized from the planned principal operations.

The Company intends to conduct a common stock offering to raise capital for the initial capitalization of the Bank. Upon capitalization of the Bank, the Bank will assume the obligations of the Company, and the Company will assign all of its rights to the Bank, provided the Bank receives final approval from the OFR and FDIC and the necessary capital is raised, it is expected that banking operations will commence in the second quarter of 2007.

The Company was established and commenced activities on October 11, 2005. The Company has prepared financial statements to include financial information from the date of inception. Activities since inception have consisted primarily of the Company's organizers engaging in organizational and pre-opening activities necessary to prepare the applications for regulatory approvals and to prepare to commence business as a financial institution.

Estimates. The financial statements include estimates and assumptions that affect the financial position and results of operations of the Company and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Organization Costs. Organization costs include incorporation, legal, consulting and accounting fees incurred in connection with establishing the Company and Bank. In accordance with Statement of Position (SOP) 98-5, Reporting on the Costs of Start-Up Activities, organization costs are expensed when incurred.

(continued)

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Notes to Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Income Taxes. The Company is a corporation. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In the event the future tax consequences or differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realization of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The future tax consequences of the differences between the financial reporting and tax basis of the Company's assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as realization of these deferred tax assets is dependent on future taxable income.

Fiscal Year. The Company will adopt a calendar year for both financial reporting and tax reporting purposes.

(2) Organizer Advances

The organizers agreed to fund the expenses of the Company used to organize the Bank. Advances have been requested from the organizers three times, as needed by the Company, in $10,000 increments. Additionally, Bankers FirstSource, LLC, a Texas limited liability company ("BFS") agreed to make advances which are equal to the aggregate advances made by all but one of the other organizers. On the first two occasions organizer advances were received and have been matched by BFS. As of December 31, 2006 the third advance had been received from all organizers and $45,000 had been paid by BFS with a balance of $85,000 outstanding. It is anticipated that the remaining balance of the third advance will also be matched by BFS. All advances received by the Company, including those made by BFS, do not bear interest and are not guaranteed as to repayment by the Company. The balances at December 31, 2006 and 2005 were $725,000 and $190,000, respectively. It is expected that all organizer advances will be extinguished during the public offering and converted to common stock of the Company (see note 6).

(continued)

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Notes to Financial Statements, Continued

(3) Liquidity and Going Concern Considerations

The Company incurred a net loss of $596,866 for the period from October 11, 2005 (date of inception) to December 31, 2006. It is believed that this level of expenditures is within the financial capacity of the organizing group, and resources are available to meet the Company's obligations and fund current operations. Commencing banking operations is dependent on obtaining final regulatory approvals and successfully completing the stock offering.

To provide permanent funding for the capitalization of the Bank, the Company is facilitating a stock offering of a minimum of 1,250,000 and a maximum of 2,000,000 shares of common stock at $10 per share. Costs related to the offering of the common stock will be paid from the gross proceeds of the offering. The Company must receive the minimum amount of $12,500,000 in the offering in order to capitalize the Bank. Should the Company be unable to raise this amount, or be unable to obtain regulatory approval to charter the Bank, the ability of the Company to continue as a going concern would be doubtful.

(4) Commitments and Related Party Transactions

The Company has entered into employment agreements with two of its executive officers. The agreements call for a monthly salary, bonus, automobile, health/life insurance package, and other benefits commensurate with the employee's level of experience. The agreements also allow for granting to the executives of 40,000 stock options each, subject to the future stock option plan anticipated to be approved by the Company shareholders.

The Company has entered into an agreement for legal services assisting in the organization of the Bank. The agreement allows for billings based on actual time spent on the engagement at agreed upon hourly billing rates.

The Company has also entered into an agreement for consulting services for assistance with the application needed to organize a Bank. The Company has committed to pay a total of $85,000 for these services, of which $70,286 had been expensed at December 31, 2006. Also, the Company intends to grant to the consulting firm a ten-year stock option to purchase 7,500 shares of the common stock of the Company at $10 per share, which will be granted, and vest under substantially the same terms and conditions as the stock warrants expected to be awarded to the organizers.

(continued)

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Notes to Financial Statements, Continued

(4) Commitments and Related Party Transactions, Continued

The Company has entered into an agreement dated October 27, 2006 to purchase 0.66 acres of land at 380 State Road 436, Casselberry, FL 32707. The total acquisition cost will be $1,276,000. The purchase will be financed with a single payment note and bear interest at a variable rate equal to the Wall Street Journal prime rate with interest payable monthly and principal due 18 months from the closing date of the loan. A 3,000 square foot building located on this site will be constructed. The Company expects to occupy this building as its main office, when the construction is completed, in the third quarter, 2007.

(5) Income Taxes

The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at December 31, 2006.
Deferred tax asset relating to organization expenses and operating loss carryforward	$ 224,600
Less valuation allowance	(224,600)
Net deferred taxes	$ -

(6) Sale of Common Shares

To capitalize the Bank, the Company proposes to offer a minimum of 1,250,000 shares and a maximum of 2,000,000 shares of common stock of the Company at $10 per share. The Company will be required to sell the minimum number of shares in order to meet regulatory conditions for final approval of its charter. The offering is expected to raise gross proceeds between $12,500,000 and $20,000,000. The organizers and proposed directors of the Company plan to purchase 362,500 shares of common stock at $10 per share in the offering.

(7) Warrants and Options

Each purchaser of shares of common stock will also receive a Shareholder Warrant which will grant them the right to purchase, at $11.50 per share, an additional one share of common stock for each two shares purchased, i.e. a minimum of 625,000 and a maximum of 1,000,000 Shareholder Warrants. The Shareholder Warrants will have a term of three years and will be transferable.

(continued)

SEMORAN FINANCIAL CORPORATION
(A Development Stage Company)

Notes to Financial Statements, Continued

(7) Warrants and Options, Continued

The organizers and proposed directors of the Company plan to purchase 362,500 shares of common stock at $10 per share in the offering. Upon purchase of the shares, in addition to the warrants discussed in the preceding paragraph, it is expected that the organizers will be granted, at no additional cost, 362,500 Organizer and Director Warrants, each to purchase one share of the Company's common stock, at a purchase price of $10 per share. If the number of shares ultimately sold in the offering exceeds the 1,250,000 minimum and the organizers and proposed directors purchase shares in excess of their 362,500 minimum purchase, they will be granted additional Director Warrants on a one-to-one basis for each additional share they so purchase, but not to exceed 29% of the additional shares sold in the offering even if they purchase more than 29%. The exact number of the Organizer Warrants will be equal to the total amount the organizers as a group have been at risk divided by $10. The remaining warrants will be considered Director Warrants. Both sets of warrants will have a term of ten years, but will be different in that the Organizer Warrants will be vested immediately upon grant and freely transferable while the Director Warrants will vest ratably over three years and will not be transferable. The fair value of these warrants will be expensed by the Company as required under the relevant accounting rules.

When the Bank opens for business, the Company will grant a total of 95,000 options, to purchase shares of common stock at $10 per share, to the Company's three executive officers. The options will have a term of ten years and will vest ratably over three years. Also, when the Bank opens for business, the Company will grant to Bank Resources, Inc., a consultant for regulatory affairs, an option to purchase 7,500 shares of common stock at $10 per share. This option will have a term of ten years, and will vest immediately upon grant. The fair value of all of these options will be expensed by the Company as required under the relevant accounting rules.

(8) Preferred Stock

The organizers of the Company reserve the right to offer Preferred Stock to meet the capital requirements as stated in the Prospectus. The Preferred Stock may be redeemed by the Company at any time for its face value and will only pay a dividend when and if declared by the Board of Directors. Holders of the Preferred Stock do not have voting rights, but will have a liquidation preference in the event the Company is liquidated or dissolved.

APPENDIX "A"

ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Agreement") is entered into and effective as of the day of , 2007, by and between Semoran Financial Corporation, a Florida corporation (the "Company"), and The Bankers Bank (the "Escrow Agent").

W I T N E S S E T H:

          WHEREAS, the Company proposes to offer and sell (the "Offering") up to 2,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), to investors at $10.00 per Share pursuant to a registered public offering; and

          WHEREAS, the Company desires to establish an escrow for funds forwarded by subscribers for Shares, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     Deposit with Escrow Agent.

          (a)     The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, subscription funds for the Shares (the "Escrowed Funds") in the form of checks received by the Company from subscribers. All checks shall be made payable to the Escrow Agent. If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company. Any check which does not clear normal banking channels and is returned by the drawer's bank to Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party. The Company in its sole and absolute discretion may reject any subscription for shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the subscriber. If the Company rejects or cancels any subscription for any reason (other than pursuant to Paragraph 3(b)) the Company will retain any interest earned on the Escrowed Funds to help defray organizational costs.

          (b)     Subscription agreements for the Shares shall be reviewed for accuracy by the Company and, immediately thereafter, the Company shall deliver to the Escrow Agent the following information: (i) the name and address of the subscriber; (ii) the number of Shares subscribed for by such subscriber; (iii) the subscription price paid by such subscriber; (iv) the subscriber's tax identification number certified by such subscriber; and (v) a copy of the subscription agreement.

          2.     Investment of Escrowed Funds. Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "Sweep" or other automatic investment program invest the Escrowed Funds in blocks of $1,000 in federal funds. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

          3.     Distribution of Escrowed Funds. The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

          (a)     If at any time on or prior to the expiration date of the offering as described in the prospectus or offering circular relating to the offering, (the "Closing Date"), (i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received at least $12,500,000 in Escrowed Funds, and (ii) the Escrow Agent has received a certificate from the President or the Chairman of the Board of the Company that (i) the Company has received preliminary approval from the Florida Office of Financial Regulation and the FDIC to open a bank and (ii) the Company has filed an application with the Federal Reserve Board for approval as a bank holding company, then the Escrow Agent shall deliver the Escrowed Funds to the Company to the extent such Escrowed Funds are collected funds. If any portion of the Escrowed Funds are not collected funds, then the Escrow Agent shall notify the Company of such fact and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent, which have cleared normal banking channels.

          (b)     If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable to the Company based on failure to meet the conditions described in Paragraph 3(a), or if the Company terminates the offering at any time prior to the Closing Date and delivers written notice to the Escrow Agent of such termination (the "Termination Notice"), the Escrow Agent shall return the Escrowed Funds which are collected funds as directed in writing by the Company to the respective subscribers in amounts equal to the subscription amount theretofore paid by each of them plus the respective subscribers proportionate share of the interest earned on the Escrowed Funds (less the fees then payable to the Escrow Agent under Paragraph 4). All uncleared checks representing Escrowed Funds which are not collected funds as of the Initial Closing Date shall be collected by the Escrow Agent, and together with all related subscription documents thereof shall be delivered to the Company by the Escrow Agent, unless the Escrow Agent is otherwise specifically directed in writing by the Company.

          4.     Distribution of Interest. Except as otherwise provided herein, any interest earned on the Escrowed Funds shall be retained by the Company.

          5.     Fee of Escrow Agent. The escrow account will accrue a service charge of $20.00 per month. In addition, a $20.00 per check fee will be charged if the escrow account has to be refunded due to a failure to complete the subscription. All of these fees are payable upon the release of the Escrowed Funds, and the Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof.

          6.     Liability of Escrow Agent.

          (a)     In performing any of its duties under the Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

          (b)     The Company agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter thereof; except, that if the Escrow Agent shall be found guilty of willful misconduct or gross negligence under this Agreement, then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses.

          (c)     If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a part by reason of this Agreement. The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. In connection with such dispute, the Company shall indemnify the Escrow Agent against its court costs and reasonable attorney's fees incurred.

          (d)      The Escrow Agent may resign at any time upon giving thirty (30) days written notice to the Company. If a successor escrow agent is not appointed by Company within thirty

(30) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the Escrow Agent herein shall be fully relieved of all liability under this Agreement to any and all parties upon the transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to the appropriate state and federal agencies in accordance with the applicable state and federal income tax laws, to the successor escrow agent designated by the Company appointed by the court.

          7.     Appointment of Successor. The Company may, upon the delivery of thirty (30) days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately deliver to the successor escrow agent selected by the Company, all documentation and Escrowed Funds including interest earnings thereon in its possession, less any fees and expenses due to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

          8.     Notice. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given three days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:

If to the subscribers for Shares:	To their respective addresses as specified in their Subscription Agreements.
The Company:	Semoran Financial Corporation 237 Fernwood Boulevard, Suite 109 Fern Park, FL 32730
With a copy to:	Dinur & Associates, P.C. One Lakeside Commons 990 Hammond Drive, Suite 760 Atlanta, GA 30328
The Escrow Agent:	The Bankers Bank 2410 Paces Ferry Road 600 Paces Summit Atlanta, GA 30339-4098 Attention: Clay Stubbs First Vice President

          9.     Representations of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability in an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

          10.     General.

          (a)     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

          (b)     The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c)     This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          (d)     This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any part at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

          (e)     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f)     This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

          (g)     No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.

COMPANY:	ESCROW AGENT:
SEMORAN FINANCIAL CORPORATION	THE BANKERS BANK
By: _________________________________ Lloyd J. Weber, Chairman and Chief Executive Officer	By: _______________________________ Clay Stubbs First Vice President

APPENDIX "B"

SEMORAN FINANCIAL CORPORATION
SUBSCRIPTION AGREEMENT

To:	Semoran Financial Corporation
P. O. Box 180007 Casselberry, Florida 32718-0007 Attention: Lloyd J. Weber, Chairman and Chief Executive Officer

Gentlemen:

     You have informed the undersigned that Semoran Financial Corporation (the "Company") is offering up to 2,000,000 shares of its $.01 par value per share common stock (the "Common Stock"), together with a warrant to purchase one share of common stock for each two shares of common stock purchased (collectively, the "Shares"), all at a price of $10.00 per Share and as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). The price of shares obtainable pursuant to the warrants described in the previous sentence shall be $11.50 per share. In addition, you have informed the undersigned that the minimum subscription is 100 Shares.

  Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "The Bankers Bank for Semoran Financial Corporation", representing the payment of $10.00 per Share for the number of Shares of the Common Stock indicated below.

  Acceptance of Subscription. It is understood and agreed that until the proceeds of the offering are released from escrow the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. Moreover, until the proceeds of the offering are released from escrow, the Company shall have the right to cancel, in whole or in part, a subscription previously accepted. Funds returned in connection with a rejected or cancelled subscription will include interest earned in the escrow account with respect to the subscription.

  Acknowledgments. The undersigned hereby acknowledges receipt of a copy of the Prospectus and, having read it and understood it, agrees to be bound by the terms of this Agreement and the Escrow Agreement. The undersigned hereby further acknowledges that in making his/her/its investment decision to subscribe to this offering he/she/it relied solely upon the information contained in the Prospectus.

  No Revocation. The undersigned agrees that once this Subscription Agreement is accepted by the Company, it may not be withdrawn. The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death, disability or dissolution of the undersigned.

  NASD Rule 2790 compliance.

[ ]  Check here if you, or if appropriate, the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in NASD Rule 2790.

"Restricted Person" includes (a) an NASD member or other broker/dealer; (b) an officer, director, general partner, associated person, or employee of a member of other broker/dealer; (c) an agent of a member or any other broker/dealer that is engaged in the investment banking or securities business; (d) a finder or any person acting in a fiduciary capacity to the managing underwriter, including, attorneys, accountants and financial consultants; (e) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account;

(f) a person owning a broker dealer, as defined in the rule; or (g) an immediate family member of any of the foregoing persons if the foregoing person materially supports, or receives material support from, the immediate family member.

[ ]  Check here if you, or if appropriate, the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in NASD Rule 2790 and you contend that the purchase of the shares is exempt from the prohibitions of NASD Rule 2790. If you check this box, please list the exemption and explain all facts on which you base your contention.

__________
__________
__________

By signing this order form below and initialing it here, you certify that you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, is eligible to purchase new issues in compliance with Rule 2790. _____ (initials)

By executing this Subscription Agreement, the undersigned is not waiving any rights the undersigned may have under federal securities laws, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

The shares of common stock and warrant of Semoran Financial Corporation to be issued pursuant to this Subscription Agreement are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

     Please fill in the information requested below, make your check payable to "The Bankers Bank, Escrow Agent for Semoran Financial Corporation." and mail the Subscription Agreement, Stock Certificate Registration Instructions, Substitute Form W-9, and check to the attention of Lloyd J. Weber, Semoran Financial Corporation, P. O. Box 180007, Casselberry, Florida 32718-0007 .

No. of Shares Subscribed:	(Signature of Subscriber)

Funds Tendered ($10.00 per share subscribed):	(Name Please Print or Type)
$
Date:

Phone Number:
(Home)

(Office)

(E-mail address)

Residence Address:

City, State and Zip Code

Social Security Number or other Taxpayer Identification Number

STOCK CERTIFICATE AND SHAREHOLDER WARRANT REGISTRATION INSTRUCTIONS

A.  Stock Certificate.

     Name:

     Additional Name if Tenant in Common or Joint Tenant:

     Mailing Address:

     Social Security Number or other Taxpayer Identification Number:

     Number of shares to be registered in above name(s):

     Legal form of ownership:

B.  Shareholder Warrant.

     Name:

     Additional Name if Tenant in Common or Joint Tenant:

     Mailing Address:

     Social Security Number or other Taxpayer Identification Number:

     Number of shares to be registered in above name(s):

     Legal form of ownership:

___Individual	___Joint Tenants with Rights of Survivorship
___Tenants in Common	___Uniform Gift to Minors
___Other

INFORMATION AS TO BANKING INTERESTS

1. Please indicate your interest in the following services by checking the appropriate spaces below:

		PERSONAL	BUSINESS
(a)	Checking Account	___	___
(b)	Savings Account	___	___
(c)	Certificates of Deposit	___	___
(d)	Individual Retirement Accounts	___	___
(e)	Checking Account Overdraft Protection	___	___
(f)	Consumer Loans (auto, etc.)	___	___

(g)	Commercial Loans	___	___
(h)	Equity Line of Credit	___	___
(i)	Mortgage Loans	___	___
(j)	Revolving Personal Credit Line	___	___
(k)	Safe Deposit Box	___	___
(l)	Automatic Teller Machines	___	___
(m)	Internet Banking Services	___	___
(n)	Cash Management Services	___	___

2. I would like our new bank to provide the following additional services:

(a)
(b)

Federal Income Tax Backup Withholding

     In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

     Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

     If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

________________________________________

Substitute Form W-9

     Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

     You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

Each subscriber must complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer Identification No.:	Social Security or Employer Identification No.:

FORM OF ACCEPTANCE

Semoran Financial Corporation _____________________________ _____________________________

[Date]

To:

Dear Subscriber:

     Semoran Financial Corporation (the "Company") acknowledges receipt of your subscription for ___ shares of its $.01 par value per share Common Stock and your check for $__________. With each two (2) shares you purchase, you will receive, at no additional cost, a warrant to purchase one (1) additional share at the price of $11.50 per share.

     The Company hereby accepts your subscription for the purchase of _______ shares of its Common Stock, at $10.00 per share, together with a warrant to purchase ____ shares of Common Stock, (at the exercise price of $11.50 per share) for an aggregate of $___________, effective as of the date of this letter.

     Your stock certificate(s) representing shares of Company Common Stock duly authorized and fully paid will be issued to you as soon as practicable after all subscription funds are released to the Company from the Company's subscription escrow account with The Bankers Bank, all as described in the Subscription Agreement executed by you and in the Company's Prospectus furnished to you. In the event that (i) the offering is canceled, or (ii) the minimum number of subscriptions (1,250,000 shares) is not obtained, or (iii) the Company shall not have received approval from the Board of Governors of the Federal Reserve System to become a bank holding company, or (iv) Community Bank of Central Florida (In Organization) shall not have received final charter approval from the Florida Department and approval for deposit insurance from the Federal Deposit Insurance Corporation, your subscription funds will be returned to you as described in the Company's Prospectus.

     If this acceptance is for a lesser number of shares than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Common Stock in excess of the number of shares accepted hereby will be refunded to you by mail, without interest, within ten days after the date hereof.

Very Truly Yours, SEMORAN FINANCIAL CORPORATION
By:	_________________________

     Prospective investors may rely only on the information contained in this prospectus. No one has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

TABLE OF CONTENTS

     Until ____________ __, 2007 (90 days after the date of this prospectus), all dealers that effect transfers in these securities or trade the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 SHARES

SEMORAN FINANCIAL CORPORATION

A Proposed Bank Holding Company for

COMMUNITY BANK OF CENTRAL FLORIDA
(In Organization)

Common Stock

_________________

PROSPECTUS

__________ __, 2007

Back cover of prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Consistent with the applicable provisions of the laws of Florida, the registrant's articles of incorporation provide generally that the registrant shall indemnify and hold harmless each of its directors and executive officers and may indemnify any other person acting on our behalf in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. However, the registrant will not indemnify any person from or against expenses, liabilities, judgments, fines, penalties or other payments resulting from an administrative proceeding in which civil money penalties are imposed by an appropriate regulatory agency or other matters for which the person is determined to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless and only to the extent that a court shall determine indemnification to be fair despite the adjudication of liability.

     In addition, the registrant's articles of incorporation, subject to exceptions, eliminates the potential personal liability of a director for monetary damages to the registrant and to the shareholders of the registrant for breach of a duty as a director. There is no release of liability for (1) a breach of a director's duty of loyalty to the registrant or its shareholders, (2) an act or omission not in good faith that constitutes a breach of the duty of the director to the registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (4) an act or omission for which the liability of a director is expressly provided for by statute. The articles of incorporation also contain a provision that, in the event that Florida law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the registrant will be eliminated or limited to the fullest extent permitted by law. The articles of incorporation do not eliminate or limit the right of the registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 25. Other Expenses of Issuance and Distribution.

     Estimated expenses of the sale (excluding sales agent's fees and expenses) of the Registrant's Common Stock, $.01 par value per share, are as follows:

Securities and Exchange Commission Registration Fee	$ 5,000
Legal Fees and Expenses	110,000
Accounting Fees and Expenses	12,500
Printing and Engraving Expenses	44,000
Miscellaneous	45,000
Total	$216,500

Item 27. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of Semoran Financial Corporation.
3.2	Bylaws of Semoran Financial Corporation.
4.1	Specimen Common Stock Certificate.
4.2	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock.
4.3	Form of Shareholder Warrant Agreement.
4.4	Form of Organizer Warrant Agreement.
4.5	Form of Director Warrant Agreement.
5.1	Legal Opinion of Dinur & Associates, P.C.
10.1	Consulting Agreement (with proposed Employment Agreement), dated October 11, 2005, by and between Semoran Financial Corporation and Lloyd J. Weber.
10.2	Consulting Agreement (with proposed Employment Agreement), dated October 11, 2005, by and between Semoran Financial Corporation, and Malcolm S. MacDiarmid.
10.3	Form of Escrow Agreement by and between Semoran Financial Corporation and The Bankers Bank (included as Appendix A to prospectus).
10.4	Semoran Financial Corporation 2007 Stock Incentive Plan
14.1	Code of Ethics for Senior Financial Officers.
23.1	Consent of Hacker, Johnson & Smith, PA.
23.2	Consent of Dinur & Associates, P.C. (contained in Exhibit 5.1).
24.1	Power of Attorney (contained in Signature page).
99.1	Form of Subscription Agreement (included as Appendix B to the prospectus).
99.2	Charter of the Audit Committee.

Item 28. Undertakings.

The undersigned small business issuer will:

     (a)     (1)     File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    Include any additional or changed material information on the plan of distribution.

          (2)     For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3)     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4)     In a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Semoran Financial Corporation pursuant to the provisions described in Item 24 above, or otherwise, Semoran Financial Corporation has been advised that in the opinion of the SEC for matters under the securities laws, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     If a claim for indemnification against such liabilities (other than the payment by Semoran Financial Corporation of expenses incurred or paid by a director, officer or controlling person of Semoran Financial Corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Semoran Financial Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned on February 15, 2007.

SEMORAN FINANCIAL CORPORATION
/S/ Lloyd J. Weber Lloyd J. Weber Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd J. Weber, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto these attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that these attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/S/ Lloyd J. Weber Lloyd J. Weber	Chairman and Chief Executive Officer, Director	February 15, 2007
/S/ J. Michael Bass J. Michael Bass	Director	February 15, 2007
/S/ James P. Berko James P. Berko	Director	February 15, 2007
/S/ Donald J. Bugea, Jr. Donald J. Bugea, Jr.	Executive Vice President and Chief Financial Officer	February 15, 2007
/S/ Andre P. Callen Andre P. Callen	Director	February 15, 2007
/S/ Albert R. Cook Albert R. Cook	Director	February 15, 2007
/S/ Christine M. Engell Christine M. Engell	Director	February 15, 2007

/S/ Robert C. Hartnett Robert C. Hartnett	Director	February 15, 2007
/S/ William M. Hufford William M. Hufford	Director	February 15, 2007
/S/ Charles A. Lacey Charles A. Lacey	Director	February 15, 2007
/S/ Malcolm S. MacDiarmid Malcolm S. MacDiarmid	President and Chief Lending Officer, Director	February 15, 2007
/S/ James A. Priebe James A. Priebe	Director	February 12, 2007
/S/ Jonathan C. Seib Jonathan C. Seib	Director	February 12, 2007
/S/ Todd A. Seib Todd A. Seib	Director	February 12, 2007
/S/ Buddy W. Sharpe Buddy W. Sharpe	Director	February 15, 2007
/S/ Emile Skura Emile Skura	Director	February 15, 2007
/S/ Aubrey H. Wright Aubrey H. Wright	Director	February 15, 2007